Exhibit 10.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

by and between

BIOGENERICS, INC.

and

DAIICHI SANKYO COMPANY, LIMITED

dated

January 23rd, 2012

- i -

6.	COMMERCIALIZATION		25

	6.1	Efforts	25
	6.2	Commercialization Plan	25
	6.3	Trademarks	26

7.	PAYMENT OBLIGATIONS		28

	7.1	Payment Structure	28
	7.2	Reports and Payments	28
	7.3	Sublicensing	29
	7.4	Currency of Payment	29
	7.5	Accounting	29
	7.6	Withholding Tax	29
	7.7	Audit Request	30
	7.8	Interest	30

8.	INTELLECTUAL PROPERTY AND INVENTIONS		30

	8.1	Intellectual Property	30
	8.2	Disclosure	30
	8.3	Ownership of Inventions	30
	8.4	Individual Patent Filings	32
	8.5	Joint Patent Filings	33
	8.6	Defense of Infringement Claims by Third Parties.	34
	8.7	Enforcement Actions Against Third Parties.	35

9.	REPRESENTATIONS, WARRANTIES, AND COVENANTS		35

	9.1	Mutual Representations and Warranties	35
	9.2	Additional Representations, Warranties, and Covenants of BioGenerics	36
	9.3	Additional Representations, Warranties, and Covenants of Licensee	37
	9.4	Additional Covenants of the Parties	37
	9.5	Covenant Not to Challenge Patents	38

10.	INDEMNIFICATION AND INSURANCE		38

	10.1	BioGenerics’ Right to Indemnification	38
	10.2	Licensee’s Right to Indemnification	39
	10.3	Process for Indemnification	39
	10.4	Insurance	40

11.	CONFIDENTIALITY		40

	11.1	Confidentiality; Exceptions	40

- ii -

	11.2	Degree of Care; Permitted Use	41
	11.3	Authorized Disclosure	41
	11.4	Publications.	42
	11.5	Press Release	43
	11.6	Irreparable Injury	43

12.	TERM AND TERMINATION		43

	12.1	Term	43
	12.2	Extension of Term	44
	12.3	Termination by Licensee	44
	12.4	Termination by BioGenerics	44
	12.5	Termination for Material Breach	45
	12.6	Termination upon Insolvency	45
	12.7	Consequences of Expiration or Termination	45
	12.8	General Surviving Obligations	52

13.	LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTY		52

	13.1	LIMITATION OF LIABILITY	52
	13.2	DISCLAIMER OF WARRANTY	53

14.	DISPUTE RESOLUTION		53

	14.1	Exclusive Dispute Resolution Mechanism	53
	14.2	Resolution by Executive Officers	53
	14.3	Arbitration	53
	14.4	Preliminary Injunctions	54
	14.5	Patent Disputes	54
	14.6	Confidentiality	55

15.	MISCELLANEOUS		55

	15.1	Agency	55
	15.2	Performance by Affiliates	55
	15.3	Assignment	55
	15.4	Further Actions	55
	15.5	Non-Solicitation	56
	15.6	Force Majeure	56
	15.7	Notices	56
	15.8	Amendment	57
	15.9	Waiver	57
	15.10	Counterparts	57
	15.11	Construction	57
	15.12	Governing Law; Jurisdiction	58
	15.13	Severability	58

- iii -

15.14	Compliance with Applicable Laws	58
15.15	No Re-Importation	58
15.16	Entire Agreement of the Parties	59

- iv -

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made and entered into as of January 23rd, 2012 (the “Effective Date”) between BIOGENERICS, INC., a Delaware corporation with a principal place of business at 201 Redwood Shores Parkway, Suite 200, Redwood City, California 94065, United States of America (“BioGenerics”), and DAIICHI SANKYO COMPANY, LIMITED, a Japanese corporation with a principal place of business at 3-5-1 Nihonbashi-honcho, Chuo-ku, Tokyo, Japan 103-8426 (“Licensee”). BioGenerics and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, BioGenerics is a global biotechnology company that conducts research, development, manufacturing and commercialization, and is developing various biosimilar products for the potential treatment of cancer, rheumatoid arthritis, and other diseases and conditions;

WHEREAS, Licensee has existing development and commercialization capabilities in the Territory (as defined below);

WHEREAS, BioGenerics wishes to use data Developed by Licensee in the Territory for the purpose of supporting a regulatory approval application with the U.S. Food and Drug Administration;

WHEREAS, BioGenerics wishes to partner with Licensee for the development and commercialization of the Products (as defined below) in the Territory in accordance with the terms and conditions hereof; and

WHEREAS, Licensee wishes to partner with BioGenerics with respect to the development and commercialization of the Products in the Territory in accordance with the terms and conditions hereof.

AGREEMENT

Now, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

1.1 “AAA” has the meaning set forth in Section 14.3(b) (Arbitration).

1.2 “Additional Supply Period” has the meaning set forth in Exhibit 12.3(C) (Licensee Opt-Out Rights).

1.3 “Affiliate” means a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with a specified Party but only for so long as such relationship exists. For such purposes, “control,” “controlled by” and “under common control with” shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting equity, voting member or partnership interests, control of a majority of the board of directors or other similar body, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity shall in any event be presumptively deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control. Anything to the contrary in this paragraph notwithstanding, [***] and any corporation, partnership, trust or other entity controlled directly or indirectly by [***], shall not be deemed an Affiliate of Licensee unless Licensee provides written notice to BioGenerics of its desire to include [***] as an Affiliate of Licensee and [***] agrees in writing to be bound by the terms and conditions of this Agreement. Notwithstanding the preceding provisions, once an entity ceases to be an Affiliate of Licensee, then such entity shall, without any further action, cease to have any rights, including license and sublicense rights, under this Agreement that it has by reason of being an Affiliate and any and all BioGenerics Know-How (excluding BioGenerics Generic Know-How) or Confidential Information of BioGenerics transferred to such entity while it was an Affiliate under this Agreement shall be returned to Licensee within thirty (30) days of the time such entity ceases to be an Affiliate.

1.4 “Applicable Laws” means all applicable laws, rules, and regulations, including without limitation any rules, regulations, guidelines or other requirements of the Regulatory Authorities or other governmental authorities, that may be in effect from time to time in any relevant legal jurisdiction.

1.5 “BioGenerics Generic Know-How” means BioGenerics Know-How that (i) is not patentable, (ii) is not a trade secret, and (iii) includes only that portion of Information comprising practices, procedures, skill, or experience that is of a general nature not specific to any particular Product or Option Product.

1.6 “BioGenerics Indemnitees” has the meaning set forth in Section 10.1 (BioGenerics’ Right to Indemnification).

1.7 “BioGenerics Inventions” has the meaning set forth in Section 8.3(c) (BioGenerics Inventions).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.8 “BioGenerics Know-How” means all Information that is (a) Controlled by BioGenerics as of the Effective Date or during the Term that is not publicly known, even though parts thereof may be known, and (b) useful or necessary to (i) Develop and/or Commercialize Products in the Field in the Territory and/or (ii) Manufacture Products in the Field in the Territory . “BioGenerics Know-How” does not include BioGenerics Patent Rights.

1.9 “BioGenerics Patent Rights” means any Patent and/or Patent Application that (a) is Controlled by BioGenerics as of the Effective Date or during the Term and (b) claims a product, method, apparatus, material, manufacturing process, or other technology necessary or useful to (i) Develop and/or Commercialize Products in the Field in the Territory and/or (ii) Manufacture Products in the Field in the Territory. “BioGenerics Patent Rights” includes, but is not limited to, any of BioGenerics’ interest in any Patents and Patent Applications covering Inventions. “BioGenerics Patent Rights” as of the Effective Date shall be set forth in Exhibit 1.9 (BioGenerics Patent Rights) which shall be updated from time to time upon approval by the JSC.

1.10 “BioGenerics Trademarks” means the trademarks set forth in Exhibit 1.10 (BioGenerics Trademarks), which may be updated by BioGenerics from time to time during the Term.

1.11 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in the State of New York, U.S.A., or Japan are authorized or obligated by Applicable Laws to close.

1.12 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31; provided, however, that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first complete Calendar Quarter thereafter and (b) the last Calendar Quarter of the Term will end upon the expiration or termination of this Agreement.

1.13 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.14 “CDA” has the meaning set forth in Section 11.1 (Confidentiality; Exceptions).

1.15 “Chairperson” has the meaning set forth in Section 3.1(b) (Membership; Meetings).

1.16 “Clinical Trials” means any and all human clinical trial of a compound, including without limitation Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 3 Clinical Trials, Phase 4 Clinical Trials, bioequivalence trials, and/or variations of such trials (for example, phase 2/3 studies).

1.17 “Combined Royalty Rate” has the meaning set forth in Exhibit 7.1(C) (Royalties on Net Sales).

1.18 “Commercially Reasonable Efforts” means the carrying out of obligations or tasks consistent with the reasonable practices of the biopharmaceutical industry for the development or marketing of a biopharmaceutical product having similar market potential or profit potential in the Territory as the applicable Product, based on conditions then prevailing and taking into consideration issues of safety, efficacy, product profile, the competitiveness of the marketplace in the Territory, the regulatory structure involved and other relevant commercial factors. Commercially Reasonable Efforts requires that the Party, at a minimum: (a) determine the general industry practices in the Territory with respect to the applicable activities; (b) reasonably promptly assign responsibility for such obligations to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis; (c) set and consistently seek to achieve specific and meaningful objectives for carrying out such obligations; and (d) make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

1.19 “Commercialization” or “Commercialize” means, with respect to a Product, any and all activities directed to the marketing, advertising, promotion, offering for sale, selling, distribution, and post market surveillance (including without limitation Clinical Trials commenced following Regulatory Approval for the purpose of marketing the Product and not conducted as a condition of obtaining Regulatory Approval), importing, exporting (but not exporting to outside the Territory) such Product for sale, and interacting with Regulatory Authorities regarding the foregoing.

1.20 “Commercialization Plan(s)” means, for each Product, the plan for Commercialization of such Product in the Field in the Territory and the activities to be conducted by Licensee relating thereto, including without limitation the long-term strategic plan, which includes the activities to be conducted prior to First Commercial Sale, planning for launch of such Product, and activities to be conducted after launch of such Product, as well as detailed near-term plans], for example detailed plans for sales and marketing after launch of such Product.

1.21 “Competitor” has the meaning set forth in Section 2.2 (Sublicense Rights).

1.22 “Confidential Information” has the meaning set forth in Section 11.1 (Confidentiality; Exceptions).

1.23 “Control” means, with respect to any item of Information, Patent, Patent Application, or other intellectual property right, the right to grant a license or sublicense with respect thereto as provided for in this Agreement without violating the terms of any agreement or other arrangement with, or any legal rights of, or without requiring the consent of, or payments to, any Third Party.

1.24 “Damages” has the meaning set forth in Section 10.1 (BioGenerics’ Right to Indemnification).

1.25 “Develop” or “Development” means all pre-clinical, clinical, and regulatory activities relating to obtaining or maintaining Regulatory Approval of a Product, excluding Process Development and Manufacturing. Development includes, for example, non-clinical studies, including without limitation non-human animal testing and toxicology studies, Clinical Trials, regulatory affairs activities, and the equivalent in the Territory of U.S. post-approval commitment studies and risk evaluation and mitigation strategies (“REMS”) programs.

1.26 “Development Plan” means, for each Product, the plan for Licensee’s conduct of Development activities with respect to such Product, and the activities to be carried out by each Party relating thereto.

1.27 “Disputes” has the meaning set forth in Section 14.1 (Exclusive Dispute Resolution Mechanism).

1.28 “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.29 “Enforcement Action” has the meaning set forth in Section 8.7(b) (Enforcement Actions Against Third Parties).

1.30 “Field” means the treatment of human diseases and conditions.

1.31 “First Commercial Sale” means, with respect to each Product, the first sale of such Product by a Party or its Affiliates or Sublicensees to a Third Party end user (other than a Sublicensee) in a bona fide arms length transaction for which payment has been received in any country in the Territory after all applicable required Regulatory Approvals have been granted by the applicable Regulatory Authority in such country.

1.32 “Formulated Bulk” means bulk purified Product which has not been filled and finished.

1.33 “GAAP” means generally accepted accounting principles, consistently applied and employed by Licensee or its Affiliates or Sublicensees in the applicable country (excluding the Option Territory as to sublicensees) in the Territory.

1.34 “Global Brand Trademark” has the meaning set forth in Section 6.3(b) (Global Brand Trademark).

1.35 “Global Database” has the meaning set forth in Section 4.12(a) (BioGenerics Global Clinical Database).

1.36 “Grant-Back IP” means any [***], or other [***] covering [***], derived or conceived [***] by [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.37 “Indemnification Claim” has the meaning set forth in Section 10.3 (Process for Indemnification).

1.38 “Indemnitee” has the meaning set forth in Section 10.3 (Process for Indemnification).

1.39 “Indemnitor” has the meaning set forth in Section 10.3 (Process for Indemnification).

1.40 “Information” means ideas, inventions, discoveries, concepts, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, designs, drawings, computer programs, skill, experience, documents, results, clinical and regulatory strategies, test data, including without limitation pharmacological, toxicological and clinical and non-clinical data, analytical and quality control data, manufacturing data and descriptions, Patent and legal data, market data, financial data or descriptions, assay protocols, chemical formulas, sequence listings, specifications, and the like, in written, electronic or other form, now known or hereafter developed, whether or not patentable.

1.41 “Inventions” means any and all inventions [***] by or on behalf of either Party, its Affiliates or Sublicensees in the course of activities performed under or contemplated by this Agreement.

1.42 “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 3.4 (Joint Commercialization Committee).

1.43 “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.2 (Joint Development Committee).

1.44 “Joint Inventions” has the meaning set forth in Section 8.3(b) (Joint Inventions).

1.45 “Joint Patent Rights” has the meaning set forth in Section 8.5 (Joint Patent Filings).

1.46 “Joint Process and Manufacturing Committee” or “JPMC” has the meaning set forth in Section 3.3 (Joint Process and Manufacturing Committee).

1.47 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1(a) (General).

1.48 “Licensee Indemnitees” has the meaning set forth in Section 10.2 (Licensee’s Right to Indemnification).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.49 “Licensee Know-How” means all Information that is (a) Controlled by Licensee as of the Effective Date or during the Term that is not publicly known, even though parts thereof may be known, and (b) useful or necessary to develop, make, use, sell, offer for sale, import or export Products. “Licensee Know-How” does not include Licensee Patent Rights.

1.50 “Licensee Patent Rights” means any Patent and/or Patent Application that is (a) Controlled by Licensee as of the Effective Date or during the Term and (b) claims a product, method, apparatus, material, manufacturing process, or other technology necessary or useful to develop, make, use, sell, offer for sale, import or export the Products. “Licensee Patent Rights” includes, but is not limited to, any of Licensee’s interest in any Patents and Patent Applications covering Inventions.

1.51 “Licensee Trademarks” means any trademark, other than a Product Trademark, that is (a) Controlled by Licensee and (b) used in the Commercialization of Products.

1.52 “Manufacture” or “Manufacturing” means all manufacturing activities, excluding Process Development, undertaken with respect to Products in support of clinical and commercial supply of Product, as applicable, including without limitation manufacture of Formulated Bulk, fill and finish operations, sterilization, lyophilization, packaging, labeling, quality control, quality assurance, and release.

1.53 “Manufacturing and Supply Agreements” has the meaning set forth in Section 5.1(a) (Manufacturing and Supply Agreements).

1.54 “Manufacturing Cost” means the [***] of Manufacturing, including without limitation the cost of [***], and [***] costs incurred in [***].

1.55 “Manufacturing Option” has the meaning set forth in Section 5.2 (Licensee Manufacturing Option).

1.56 “Net Sales” means the actual gross amount invoiced on sales of each Product in the Territory by a Party and its Affiliates and permitted sublicensees to Third Party end users in bona fide arms length transactions, less the following deductions allowed and taken by Third Parties and not otherwise recovered by or reimbursed to such Party and its Affiliates and permitted sublicensees: (a) freight, insurance and other transportation charges to the extent added to the sales price and set forth separately as such on the total amount invoiced; (b) any sales, use, value-added, excise taxes and/or duties or allowances on the selling price of the Product which fall due and are paid as a consequence of such sale; (c) chargebacks, trade, quantity and cash discounts and rebates actually allowed and taken to the extent customary in the trade, including

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

without limitation governmental rebates; and (d) allowances or credits, including without limitation allowances or credits to customers on account of rejection, defects or returns of the such Products or because of a retroactive price reduction, and such other deductions actually taken by customers that are customary in the trade. Net Sales shall not include a sale or transfer of Products to an Affiliate or sublicensee or if done for clinical, regulatory or governmental purposes where no consideration is received, but the resale by such Affiliate or sublicensee shall be included in Net Sales of such Product.

1.57 “Opt-out Date” has the meaning set forth in Exhibit 12.3(B) (Opt-Out During Commercialization).

1.58 “Opt-out Window” has the meaning set forth in Exhibit 12.3(A) (Opt-Out Prior to Commercialization).

1.59 “Opting In Party” has the meaning set forth in Section 8.4(b) (Opt-In Rights).

1.60 “Opting Out Party” has the meaning set forth in Section 8.4(b) (Opt-In Rights).

1.61 “Option Product” means any of the BioGenerics products set forth in Exhibit 1.61 (Option Products).

1.62 “Option Territory” means the country(ies) set forth in Exhibit 1.62 (Option Territory).

1.63 “Option Term” has the meaning set forth in Section 2.3 (Option to Obtain a License in Option Territory).

1.64 “Option Territory Option” has the meaning set forth in Section 2.3 (Option to Obtain a License in Option Territory).

1.65 “Patent” means (a) letters patent (or other equivalent legal instrument), including without limitation utility and design patents, and including without limitation any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof, and (b) all foreign or international equivalents of any of the foregoing in any country.

1.66 “Patent Application” means (a) an application for letters patent [***], including without limitation a reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application or any equivalent thereof [***] and (b) all foreign or international equivalents of any of the foregoing in any country.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.67 “Phase 1 Clinical Trial” means a human clinical trial of a compound, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, as described in 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.68 “Phase 2 Clinical Trial” means a human clinical trial of a compound in any country that would satisfy the requirements of 21 C.F.R. 312.21(b) and is intended to explore a variety of doses, dose response, and duration of effect, and to generate initial evidence of clinical safety and activity in a target patient population, or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.69 “Phase 3 Clinical Trial” means a human clinical trial of a compound performed after evidence suggesting effectiveness of the compound has been obtained pursuant to one (1) or more Phase 2 Clinical Trial(s), conducted for inclusion in: (a) that portion of an FDA submission and approval process which provides for the continued trials of a product on sufficient numbers of human patients to confirm with statistical significance the safety and efficacy of a product sufficient to support a Regulatory Approval for the proposed indication, as more fully described in 21 C.F.R. 312.21(c), or (b) equivalent Regulatory Filings with similar requirements in a country other than the United States; or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.70 “Phase 4 Clinical Trial” means a human clinical trial of a Product commenced after receipt of Regulatory Approval of the Product not for the purpose of satisfying a condition imposed by a Regulatory Authority to obtain Regulatory Approval, but only to support the marketing of such Product.

1.71 “Process Development” means all process development activities undertaken with respect to Products, including without limitation activities related to development and optimization of cell lines, expression systems, reagents, upstream process, downstream process, protein modification, development of the Manufacturing process, process scale-up, process characterization, and process validation for bulk drug substance and final dosage forms of the Products and their related placebos.

1.72 “Product” means any of the BioGenerics products set forth in Exhibit 1.72 (Products).

1.73 “Product Trademark” has the meaning set forth in Section 6.3(a) (Product Trademark; Licensee Trademark).

1.74 “Regulatory Approval” means approval by the Regulatory Authority having jurisdiction in the applicable country of a Regulatory Approval Application and satisfaction of related applicable regulatory and notification requirements, if any, together with any other approvals necessary to make and sell a Product commercially in such country[***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.75 “Regulatory Approval Application” means (a) the single application or set of applications in the Territory comparable to a Biologic License Application, as defined by the United States Food and Drug Administration (“USFDA”) in 21 CFR Part 601, or other applicable filing for each Product to Manufacture and sell commercially such Product, filed by Licensee, its Affiliates or Sublicensees with the applicable Regulatory Authority, and (b) any related registrations with or notifications to such Regulatory Authority, and any amendments or supplements thereto and any substitutes.

1.76 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities, including without limitation the equivalent in the Territory to the USFDA or Japanese Ministry of Health, Labour and Welfare (“MHLW”) regulating or otherwise exercising authority with respect to the Products in the Territory.

1.77 “Regulatory Filings” means any and all Regulatory Approval Applications and other regulatory applications, filings, approvals and associated correspondence required to Develop, Manufacture, Commercialize, and import Products in, or into, each country or jurisdiction in the Territory.

1.78 “Renewal Period” has the meaning set forth in Section 12.2 (Extension of Term).

1.79 “Responsible Party” has the meaning set forth in Section 8.5 (Joint Patent Filings).

1.80 “Rules” has the meaning set forth in Section 14.3(b) (Arbitration).

1.81 “Sublicensee” means any person or entity to which Licensee grants a sublicense to the extent permitted under Section 2.2 (Sublicense Rights) (other than BioGenerics or Affiliates of BioGenerics).

1.82 “Technology Transfer Agreement” has the meaning set forth in Section 5.2(c) (Technology Transfer Agreement).

1.83 “Term” has the meaning set forth in Section 12.1 (Term).

1.84 “Territory” means the country(ies) set forth in Exhibit 1.84 (Territory).

1.85 “Third Party” means any person or entity other than Licensee, BioGenerics, or an Affiliate of either of them.

1.86 “Third Party Payments” has the meaning set forth in Exhibit 7.1(D) (Third Party Payments).

1.87 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof, whether registered or unregistered, including without limitation any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

2. LICENSES.

2.1 License Grants.

(a) Development and Commercialization License to Licensee. Subject to the terms and conditions of this Agreement, BioGenerics hereby grants to Licensee and its Affiliates an exclusive (subject to Section 2.1(d) (License to BioGenerics) and Section 2.4 (No Implied Rights or Licenses; Retained Rights)), royalty-bearing license, under the BioGenerics Know-How and BioGenerics Patent Rights, to Develop, Commercialize and use Products in the Field in the Territory. The foregoing license does not include the right to Manufacture, or have Manufactured, any Products, or to conduct, or have conducted, any Process Development.

(b) Manufacturing License to Licensee. If Licensee exercises its Manufacturing Option with respect to a Product(s) pursuant to Section 5.2 (Licensee Manufacturing Option), then subject to the terms and conditions of this Agreement, BioGenerics shall grant to Licensee and its Affiliates, effective as of the effective date of such Manufacturing Option exercise, an exclusive (subject to Section 2.1(d) (License to BioGenerics) and Section 2.4 (No Implied Rights or Licenses; Retained Rights)), royalty-bearing license, under the BioGenerics Know-How and BioGenerics Patent Rights, to Manufacture and have Manufactured such Product(s) in the Field in Japan for Development, Commercialization and/or use in the Territory. Notwithstanding the foregoing, Licensee may [***]. The foregoing license does not include the right to conduct, or have conducted, any Process Development.

(c) Generic Know-How License to Licensee. Subject to the terms and conditions of this Agreement, BioGenerics hereby grants to Licensee and its Affiliates a [***] license, under the BioGenerics Generic Know-How, to make, use, and sell any products other than Products or other biosimilars of the reference drugs on which the Products are based corresponding to such Products in the Field. [***].

(d) License to BioGenerics. Subject to the terms and conditions of this Agreement, Licensee hereby grants to BioGenerics a non-exclusive license, under the Licensee Know-How and Licensee Patent Rights, to perform BioGenerics’ obligations under this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) Disclosure of Information. BioGenerics shall disclose to Licensee the BioGenerics Know-How described in and pursuant to the schedule in Exhibit 2.1(e) (BioGenerics Know-How Disclosure Schedule). In addition, [***] BioGenerics shall disclose BioGenerics Patent Rights and additional BioGenerics Know-How that is necessary for Development or Commercialization of the Products [***], including without limitation, [***].

2.2 Sublicense Rights. Licensee shall not have the right to grant sublicenses under the licenses granted to it under Section 2.1(a) (Development and Commercialization License to Licensee) and 2.1(b) (Manufacturing License to Licensee) without the prior written consent of BioGenerics, which consent may be withheld [***] except with respect to (i) [***], or (ii) [***], in which case [***]. For the avoidance of doubt, it shall be [***] with respect to any [***] shall mean a [***]. For clarity, a [***], such as [***], including, without limitation, [***] shall not be considered [***] for conducting those specific activities. If BioGenerics consents in writing to allow Licensee to grant a sublicense, then Licensee may grant such sublicense, through [***], subject to the following: (a) each Sublicensee shall agree to be bound by all of the applicable terms and conditions of this Agreement; (b) the terms of each sublicense granted by Licensee shall provide that the Sublicensee shall be subject to the terms and conditions of this Agreement; (c) Licensee’s grant of any sublicense shall not relieve Licensee from any of its obligations under this Agreement; (d) Licensee shall remain jointly and severally liable for any breach of a sublicense by a Sublicensee to the extent that such breach would constitute a breach of this Agreement, and any breach of the sublicense by such Sublicensee shall be deemed a breach of this Agreement by Licensee to the extent that such breach would constitute a breach of this Agreement as if Licensee had committed such breach; and (e) Licensee will notify BioGenerics of the identity of any Sublicensee, and the territory in which it has granted such sublicense, promptly after entering into any sublicense. Notwithstanding anything to the contrary in this Agreement, for clarity, Licensee shall not have the right to grant sublicenses under Section 2.1 (License Grants) to any Third Party to Manufacture Products, other than under Section 2.1(b) (Manufacturing License to Licensee) and in accordance with Section 5.3 (Manufacturing Subcontracting), to a contract manufacturing organization that Manufactures Product for Licensee on a fee-for-services basis.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3 Option to Obtain a License in Option Territory. Subject to the terms and conditions of this Agreement, BioGenerics hereby grants to Licensee the exclusive option (the “Option Territory Option”), exercisable [***] (a) within six (6) months after the Effective Date (the “Option Term”), on an Option Product-by-Option Product basis, to obtain an exclusive license to Develop and Commercialize and (b) subject to exercise of the Manufacturing Option pursuant to Section 5.2 (Licensee Manufacturing Option), at any time during the term of the license agreement for the Option Product(s) in the Option Territory to be executed between the Parties or its Affiliates, to Manufacture [***] ([***]), each Option Product for the Option Territory, under [***] terms and conditions to be negotiated in good faith by the Parties and set forth in a separate license agreement. Licensee shall exercise the Option Territory Option, if at all, by written notice to BioGenerics at any time during the Option Term (or, with respect to the Manufacturing Option, any time during the term of the license agreement for the Option Product(s) in the Option Territory to be executed between the Parties or its Affiliates) which notice shall make reference to this Agreement and the applicable Option Product(s) and shall state Licensee’s decision to exercise the Option Territory Option with respect to such Option Product(s). Within three (3) months after the exercise by Licensee of the Option Territory Option, the Parties shall negotiate in good faith a definitive written license agreement, which will specify the terms of the licensing arrangement, and shall be consistent with all of the relevant provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, during the Option Term, [***].

2.4 No Implied Rights or Licenses; Retained Rights. BioGenerics grants to Licensee no rights or licenses in or to any Patent, Information, Trademark, or other intellectual property right, whether by implication, estoppel or otherwise, except to the extent expressly set forth in this Agreement. All rights not expressly granted to Licensee in this Agreement are hereby retained by BioGenerics. BioGenerics further retains the right, under the BioGenerics Know-How and BioGenerics Patent Rights, to perform BioGenerics’ obligations under this Agreement. The Parties acknowledge that no rights are granted hereunder to Licensee with respect to Process Development inside or outside the Territory. The Parties further acknowledge that, except as expressly permitted under this Agreement, no rights are granted hereunder to Licensee with respect to any country outside the Territory, and that Licensee shall have no authority with respect to the development, manufacture, or commercialization of the Products outside the Territory. As between the Parties, BioGenerics shall have the sole right to conduct Process Development inside or outside the Territory, and subject to Section 2.3 (Option to Obtain a License in Option Territory), to research, develop, manufacture, and commercialize the Products outside the Territory.

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3. GOVERNANCE.

3.1 Joint Steering Committee.

(a) General. As soon as practicable after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee the Development, Manufacturing, and Commercialization activities of the Parties with respect to Products in the Field in the Territory during the Term as set forth in this Section 3.1. The JSC shall have review and coordination responsibilities for Development, Manufacturing, and Commercialization of Products. The JSC shall review and provide advice regarding the overall progress of Licensee’s efforts to Develop, Manufacture, and Commercialize Products. The JSC shall review and provide comments relating to the Development Plans, Commercialization Plans, and any modifications thereof, and shall be briefed by Licensee regarding the content, execution, and results achieved thereunder. The JSC shall also provide a forum for sharing advice, progress, and results relating to such activities and shall attempt to facilitate the resolution of any disputes between the Parties, as described in Section 3.1(c) (Decision-Making; Limitations on JSC). The JSC may establish and oversee other committees as it deems appropriate for carrying out activities under this Agreement.

(b) Membership; Meetings. The JSC shall be composed of three (3) representatives of Licensee and three (3) representatives of BioGenerics or such number as the Parties may agree, and, during the Term, shall meet at least [***] per [***], or more often as the JSC shall determine, in person, by teleconference, or by video-teleconference. In-person meetings shall alternate between BioGenerics and Licensee locations whenever possible unless otherwise agreed by the Parties. The first such meeting shall be held within ninety (90) days after the Effective Date. Any member of the JSC may designate a substitute to attend with prior written notice to the other Party. There will be an annually rotating chairperson (the “Chairperson”) with the first Chairperson to be designated by Licensee. Ad hoc guests who are employees of neither Licensee nor BioGenerics but who are subject to written confidentiality obligations commensurate in scope to the provisions in Article 11 (CONFIDENTIALITY) may be invited to the JSC meetings subject to the other Party’s consent. Each Party may replace its JSC members with other of its employees, at any time, upon prior written notice to the other Party.

(c) Decision-Making; Limitations on JSC. Except as otherwise expressly set forth in this Agreement, decisions of the JSC shall be made by consensus, with each Party having collectively one (1) vote in all decisions. The JSC shall have only such powers as are specifically delegated to it in this Agreement and such powers shall be subject to the terms and conditions set forth in this Agreement. Without limiting the generality of the foregoing, the JSC shall have no power to amend, modify or waive compliance with this Agreement. In the event that the JSC is unable to reach a consensus decision on a matter that is within its decision-making authority within thirty (30) days after it has met and attempted to reach such decision, then either Party may submit such matter for resolution to the Executive Officers in accordance

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with Section 14.2 (Resolution by Executive Officers), and the dispute resolution procedure set forth in Article 14 (DISPUTE RESOLUTION) shall apply.

(d) Secretary; Minutes. The Chairperson shall designate a secretary of the JSC who will be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and circulating minutes within thirty (30) days after each meeting of the JSC setting forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions, or determinations approved by the JSC. Such minutes shall be effective only after being approved by both Parties. Definitive minutes of all JSC meetings shall be finalized no later than sixty (60) days after the meeting to which the minutes pertain.

3.2 Joint Development Committee. As soon as practicable after the Effective Date, the Parties shall establish a joint Development committee (the “Joint Development Committee” or “JDC”). The JDC will be composed of an equal number of representatives from BioGenerics and Licensee, except the case of BioGenerics’ withdrawal set forth in Section 3.5 (BioGenerics’ Membership in Committees). For clarity, either Party may invite its employees to the JDC. The JDC will be responsible for the coordination and review and consultation of the Development efforts with respect to each Product, including without limitation [***]. The JDC will report to the JSC, and any disagreement between the Parties’ members on the JDC will be submitted for resolution to the JSC in accordance with Section 3.1(c) (Decision-Making; Limitations on JSC); provided, however, that if the Executive Officers are unable to reach resolution in accordance with Section 14.2 (Resolution by Executive Officers), then no further escalation of dispute resolution under Article 14 (DISPUTE RESOLUTION) shall apply and [***] shall have the final deciding vote, unless [***]. The JDC will meet in person, by teleconference or by video-teleconference at least [***] per [***] to [***].

3.3 Joint Process and Manufacturing Committee. As soon as practicable after the Effective Date, the Parties shall establish a joint Process Development and Manufacturing committee (the “Joint Process and Manufacturing Committee” or “JPMC”). The JPMC will be composed of an equal number of representatives from BioGenerics and Licensee, except the case of BioGenerics’ withdrawal set forth in Section 3.5 (BioGenerics’ Membership in Committees). For clarity, either Party may invite its employees to the JPMC. The JPMC will be responsible for reviewing Process Development and Manufacturing improvements, progress and development of analytical methods and analysis, Product formulations, coordination of technology transfer from BioGenerics to Licensee as set forth in Section 5.2(c) (Technology Transfer Agreement), as well as other Process Development and Manufacturing related activities. The JPMC will report to the JSC, and any disagreement between the Parties’ members on the JPMC will be submitted for resolution to the JSC in accordance with Section 3.1(c)

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(Decision-Making; Limitations on JSC); provided, however, that if the JSC is unable to reach resolution within the thirty (30) day period allotted to it under Section 3.1(c) (Decision-Making; Limitations on JSC), then no further escalation of dispute resolution under Article 14 (DISPUTE RESOLUTION) shall apply and [***] shall have the final deciding vote, unless the dispute relates to [***], and [***]. The JPMC will meet in person, by teleconference or by video-teleconference at least [***] per [***] to [***].

3.4 Joint Commercialization Committee. Upon a decision by the JSC to activate the joint Commercialization committee (the “Joint Commercialization Committee” or “JCC”), the Parties shall establish the JCC, but in no case later than eighteen (18) months prior to the first projected launch of a Product in the Territory. The JCC will be composed of an equal number of representatives from each of BioGenerics and Licensee, except the case of BioGenerics’ withdrawal set forth in Section 3.5 (BioGenerics’ Membership in Committees). For clarity, either Party may invite its employees to the JCC. The JCC will be responsible for the communication, review and discussion of the Commercialization Plans and other Commercialization matters, including but not limited to marketing strategy and planning, pricing, commercial manufacture, and medical affairs support. Without limiting the foregoing, the JCC shall be responsible for: (a) reviewing Commercialization Plans (and changes thereto) for the Products in the Territory prior to adoption of such plans or changes by a Licensee; (b) communicating with the JDC regarding the interrelationship between Development activities and potential Commercialization of the Products in the Territory; (c) reviewing and monitoring the activities and progress against the Commercialization Plans; (d) monitoring and reporting on the competitive landscape for the Products in the Territory; (e) establishing appropriate processes for coordinating review of promotional materials for the Territory to ensure compliance with Applicable Law and industry best practices; (f) overseeing the trademark and publication strategies for the Territory; and (g) communicating with the Parties regarding all of the foregoing. The JCC will report to the JSC, and any disagreement between the Parties’ members on the JCC will be submitted for resolution to the JSC in accordance with Section 3.1(c) (Decision-Making; Limitations on JSC); provided, however, that if the Executive Officers are unable to reach resolution in accordance with Section 14.2 (Resolution by Executive Officers), then no further escalation of dispute resolution under Article 14 (DISPUTE RESOLUTION) shall apply and [***] shall have the final deciding vote, unless [***]. The JCC will meet in person, by teleconference or by video-teleconference at least [***] per [***] to review and discuss material decisions and key activities that relate to such activities, with a first meeting no later than [***] prior to [***].

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3.5 BioGenerics’ Membership in Committees. BioGenerics’ membership in the JSC, JDC, JPMC, JCC, and/or any other committee established by the JSC pursuant to Section 3.1(a) (General) shall be at its sole discretion, as a matter of right and not obligation, for the sole purpose of participation in governance, decision-making, and information exchange with respect to activities within the jurisdiction of such committee. At any time during the Term, BioGenerics shall have the right to withdraw from membership in any or all of such committees upon thirty (30) days’ prior written notice to Licensee, which notice shall be effective as to the relevant committee upon the expiration of such thirty (30) day period. For clarity, any withdrawal by BioGenerics from a committee shall not affect any of its other obligations under this Agreement, including Process Development and Manufacturing. Following the issuance of such notice for a given committee, (a) BioGenerics’ membership in such committee shall be terminated and (b) BioGenerics shall have the right to continue to receive the information it would otherwise be entitled to receive under this Agreement but shall have no decision making authority in such committee. If, at any time, following issuance of such a notice, BioGenerics wishes to resume participation in such committee, BioGenerics shall notify Licensee in writing and, thereafter, BioGenerics’ representatives to such committee shall be entitled to attend any subsequent meeting of such committee and to participate in the activities of, and decision-making by, such committee as provided in this Article 3 as if such notice had not been issued by BioGenerics pursuant to this Section 3.5. If BioGenerics withdraws from membership in any or all of such committees, then any data and information that otherwise would have been provided by a Party to such committee(s) shall be provided by such Party directly to the other Party.

4. DEVELOPMENT AND REGULATORY MATTERS.

4.1 Development Activities and Funding. Licensee shall be responsible for the Development of the Products, the preparation and submission of Regulatory Filings for the Products, and obtaining and maintaining all Regulatory Approvals for the Products, each to the extent in the Field and in the Territory and each in accordance with the Development Plan, subject to Section 5.1(b) (Regulatory Filings for Manufacturing). Licensee shall use Commercially Reasonable Efforts to conduct all Development activities with respect to the Products, in accordance with the applicable Development Plans. Except as stated otherwise in this Agreement, Licensee shall [***], including without limitation [***]. Licensee’s responsibility with respect to the Products in the Field in the Territory shall include without limitation: (a) filing for and seeking Regulatory Approvals (subject to Section 5.1(b)) in the name of Licensee from the relevant Regulatory Authorities; (b) carrying out all major Development tasks to be conducted prior to submission of filings for Regulatory Approval of the Products in the Field in the Territory and any post-Regulatory Approval Development activities to be conducted for any such Product; (c) identifying key Development objectives, expected associated resources, risk factors, timelines, decision points and relevant decision criteria; (d) carrying out all aspects of all Clinical

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Trials (including but not limited to bioequivalence Clinical Trials) in the Territory necessary to obtain Regulatory Approval in the Territory for each Product pursued (including without limitation post-Regulatory Approval Clinical Trials), including, but not limited to, (i) designing study protocols, (ii) establishing and contracting with Clinical Trial sites, investigators and clinical research organizations, (iii) enrolling Clinical Trial subjects, (iv) organizing investigator meetings, scientific meetings, advisory panel workshops and regulatory meetings, and (v) analyzing and summarizing Clinical Trial results; (e) performing any other additional clinical research in support of the Development of the Products; (f) forecasting clinical manufacturing production requirements; (g) reporting on study design, study outcome, other communications and Regulatory Filings to the appropriate Regulatory Authority; and (h) submitting all Clinical Trial results and any other clinical data to the Global Clinical Database pursuant to Section 4.12 (BioGenerics Global Clinical Database). Notwithstanding the foregoing, BioGenerics shall be responsible for carrying out non-clinical studies expressly set forth in Exhibit 4.1 (Non-Clinical Studies) relating to obtaining or maintaining Regulatory Approval of the Product and preparing the filing documents thereof, each at BioGenerics’ sole cost and expense in accordance with the timeline agreed by the JDC; provided, however, that for all non-clinical studies not set forth in Exhibit 4.1 and requested by Licensee, which are required solely for Regulatory Approval in the Territory, BioGenerics shall conduct any such studies at its sole discretion and Licensee shall [***]. Licensee shall have [***] after the Effective Date to [***], and [***]. Licensee shall promptly, and in no event more than fifteen (15) days after [***], provide [***], and BioGenerics shall [***]. For the avoidance of doubt, BioGenerics shall [***]. Some examples for which it would be considered [***] include, without limitation: (i) [***], (ii) [***], or (iii) [***].

4.2 Development Plans. Not later than three (3) months after the Effective Date, Licensee shall provide to the JDC for review its Development Plan for Development of each Product in the Field in the Territory. The Development Plan shall include, with respect to each Product, a multi-year plan for conducting anticipated Development activities with respect to such

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Product, including without limitation the following anticipated activities or events: [***], [***], [***], and [***], if applicable. Licensee may [***]. No Development Plan may be implemented by Licensee if [***]. The Development Plans shall be consistent with and shall not contradict the terms of this Agreement without the written consent of the Parties, and in the event of any inconsistency between any of the Development Plans and this Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, if a Regulatory Authority or Applicable Law requires a change to a Development Plan, Licensee shall revise the Development Plan to the extent necessary to comply with such requirement and shall promptly provide to the JDC the revised Development Plan.

4.3 Efforts. Licensee and its Affiliates and Sublicensees, at Licensee’s sole cost and expense, shall use Commercially Reasonable Efforts to Develop the Products in the Field in the Territory in accordance with the Development Plan and the terms of this Agreement, including without limitation by using Commercially Reasonable Efforts to prepare, obtain, and maintain all Regulatory Filings and Regulatory Approvals covering the Products in the Field in the Territory. Subject to the requirements of Section 12.5 (Termination for Material Breach) including the requirement of providing written notice and the entitlement of a cure period, if Licensee does not comply in any material way (including all material aspects of the Development Plan) with the obligations set forth in this Section 4.3 with respect to a Product in a country in the Territory, BioGenerics shall have the right to terminate the rights granted to Licensee under Section 2.1 (License Grants) with respect to such Product in such applicable country, and Section 12.7 (Consequences of Expiration or Termination) shall apply with respect to such Product in such country.

4.4 Standard of Performance. Licensee, in performing its activities in connection with the Development of the Products, shall comply with all Applicable Laws.

4.5 Regulatory Filings. Except with respect to Regulatory Filings controlled by BioGenerics under Section 5.1(b) (Regulatory Filings for Manufacturing), Licensee or its designee shall be the owner of any and all Regulatory Filings and Regulatory Approvals covering the Products in the Field in the Territory and shall be responsible for all interactions with Regulatory Authorities relating thereto; provided, however, that, at all times during the Term, BioGenerics shall have the opportunity to have one (1) representative attend all key meetings, solely as an observer, with Regulatory Authorities relating to the Products, [***]. Licensee and its Affiliates and Sublicensees, shall provide BioGenerics, at BioGenerics’ request[***], with summary documents of Regulatory Filings and Regulatory Approvals. BioGenerics will cooperate with Licensee, at its reasonable request, with respect to any Regulatory Filings for which Licensee is responsible. In addition to Licensee’s other obligations under this Section 4.5, Licensee shall keep BioGenerics informed on a regular basis (but no less frequently than [***]) of Regulatory Filings related to the Products. As

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between the Parties, BioGenerics shall be the owner of any and all regulatory filings by BioGenerics, its Affiliates or licensees with the USFDA or its equivalent in each country outside the Territory pertaining to the Products and shall be responsible for all interactions with such regulatory authorities relating thereto. [***].

4.6 Development Subcontracting. Subject to Section 2.2 (Sublicense Rights), Licensee may perform any activities in support of its Development of Products through subcontracting to a Third Party contractor or contract service organization; provided that: (a) none of the rights of BioGenerics hereunder is materially adversely affected as a result of such subcontracting; (b) any such Third Party subcontractor to whom Licensee discloses Confidential Information has entered into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 11 (CONFIDENTIALITY); (c) Licensee will retain or obtain ownership or a license of any and all intellectual property (and patent rights covering such intellectual property) made by such Third Party in performing such services for Licensee that are necessary for the Development, Manufacturing, and/or Commercialization; and (d) Licensee shall at all times be responsible for the performance of such subcontractor.

4.7 Development Reports. Licensee will provide, at least [***] per [***], the JDC with written Development reports or presentations at JDC meetings. Each report or presentation shall include, but not be limited to, the Development activities accomplished by or on behalf of Licensee since the previous JDC meeting, including without limitation a summary of significant results and Information generated, significant challenges anticipated and [***] relating to each Product. Upon request by BioGenerics, Licensee shall provide BioGenerics additional Information with respect to the material experimental data underlying such summary, summaries of available clinical protocols, investigator brochures, regulatory submissions and correspondence from Regulatory Authorities with respect to Products. Upon request of either Party, the other Party’s JDC members shall meet with the requesting Party’s JDC members to discuss any aspects of such reports within a reasonable time period after such request.

4.8 Records. Licensee shall, and shall require its Affiliates, its subcontractors and Sublicensees to, maintain accurate records of all work, in accordance with Applicable Laws, conducted in furtherance of the Development of Products and all results, Information, and developments made in conducting such activities. Such records shall be accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

4.9 Notice of Communication with Regulatory Authorities. Except with respect to Regulatory Filings controlled by BioGenerics under Section 5.1(b) (Regulatory Filings for Manufacturing), Licensee shall be responsible for reporting all adverse events and handling all complaints and communications (including without limitation with Regulatory Authorities) relating to the Products in the Field in the Territory. Except as otherwise provided for in this

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Section 4.9, each Party shall provide summaries [***] to the other Party of any oral or written major communications to or from Regulatory Authorities on matters relating to the Products in the Territory. Notwithstanding the foregoing, each Party shall notify the other Party of any oral communications, and provide such other Party with copies of any written communications, to or from Regulatory Authorities on matters which may reasonably be deemed to impact Development, Manufacture, Commercialization or Regulatory Approval of Products within five (5) Business Days of receipt of such communication, or such earlier date as required by Applicable Laws or Regulatory Authority. Moreover, in each such case, [***], and provide such other Party with a copy of the final response as specified herein.

4.10 Trial Master File. Notwithstanding any other provision in this Agreement regarding the return or transfer of Confidential Information or clinical trial data or documents, any Party that is a sponsor of a Clinical Trial involving the Products shall retain all documents and data, including, but not limited to the Trial Master File, to the extent required to be retained under Applicable Laws. [***].

4.11 Right of Reference.

(a) BioGenerics hereby grants to Licensee, its Affiliates and Sublicensees a right of reference [***] to any regulatory filings [***].

(b) Licensee hereby grants to BioGenerics, its Affiliates and licensees a right of reference [***] to any Regulatory Filings [***].

4.12 BioGenerics Global Clinical Database.

(a) Subject to Section 4.14 (Pharmacovigilance), BioGenerics may, in BioGenerics’ sole discretion, create a global database for all Clinical Trial results and clinical data submitted by BioGenerics and its exclusive licensees throughout the world to applicable regulatory authorities (the “Global Clinical Database”). The purpose of the Global Clinical Database will be for BioGenerics and its exclusive licensees who submit data to the Global Clinical Database to share such data in support of their regulatory filings, and, in the case of BioGenerics, for use in Process Development activities.

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(b) If BioGenerics decides to create the Global Clinical Database, BioGenerics shall notify Licensee of such decision, and Licensee shall be obligated to submit all clinical data pertaining to the Products in the Territory [***] in a form to be [***], and subject to Applicable Laws, including any obligations to de-identify patient specific data, to the Global Clinical Database.

(c) BioGenerics shall be responsible for managing, maintaining, and updating the Global Clinical Database in accordance with Applicable Laws and shall have the right to share any and all de-identified information received from Licensee under this Section 4.12 with [***] outside the Territory relating to the Products [***].

(d) Following Licensee’s submission of and BioGenerics’ acceptance of Licensee’s clinical data for the Global Clinical Database, Licensee shall have reasonable access to the Global Clinical Database for use in its Regulatory Filings. Licensee’s continued access to the Global Clinical Database shall be conditioned on Licensee’s timely submission of additional data under this Section 4.12 to the extent such data is generated by or on behalf of Licensee. Subject to Licensee’s compliance with this Section 4.12, Licensee shall have the right to share any and all Information in the Global Clinical Database with Licensee’s Affiliates and Sublicensees in the Territory.

4.13 BioGenerics Global Development Plan. The Parties acknowledge that [***]. The Parties agree to [***]. Upon the request of either Party, the Parties shall [***].

4.14 Pharmacovigilance. In no event later than six (6) months after the Effective Date, the Parties shall enter into a pharmacovigilance agreement concerning all matters relating to the pharmacovigilance and the exchange of all relevant Information that relates to the safety of each Product worldwide and especially all adverse events. Generally, (a) Licensee shall be responsible for reporting all adverse drug reaction experiences required to be reported to the appropriate Regulatory Authorities in the countries in the Territory in which such Product is being Developed or Commercialized, in accordance with the Applicable Laws of the relevant countries and Regulatory Authorities; and (b) BioGenerics, its Affiliates or licensees or sublicensees shall be responsible for submitting all regulatory filings, including without limitation any post-marketing reports of adverse drug experiences, relating to such Product required to be reported to the appropriate regulatory authorities outside of the Territory in

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accordance with the Applicable Laws of the relevant countries. BioGenerics shall have the right to share any and all information received from Licensee under this Section 4.14 (and/or such pharmacovigilance agreement) with BioGenerics’ Affiliates and licensees and sublicensees outside the Territory. Licensee shall have the right to share any and all information received from BioGenerics under this Section 4.14 and/or such pharmacovigilance agreement with Licensee’s Affiliates and Sublicensees in the Territory. The JSC shall review from time to time Licensee’s pharmacovigilance policies and procedures.

5. MANUFACTURING.

5.1 Manufacturing by BioGenerics. BioGenerics, either directly or through its designee, shall be responsible for the Manufacture and supply of Products to Licensee or its designated Affiliate or Sublicensee or a Third Party logistics provider, freight forwarder or contract research organization, designated by Licensee for Development in the Territory in conformance with the specifications set forth in the respective Regulatory Approval Application. Unless Licensee exercises the Manufacturing Option set forth in Section 5.2 (Licensee Manufacturing Option), BioGenerics, either directly or through its designee, shall be responsible for the Manufacture and supply of Products to Licensee for Commercialization in the Territory in conformance with the specifications set forth in the respective Regulatory Approval Application. Such Products shall be provided to Licensee as set forth in Exhibit 5.1 (Manufacturing and Supply by BioGenerics).

(a) Manufacturing and Supply Agreements. Within six (6) months after the Effective Date, the Parties shall negotiate in good faith and enter into a definitive written clinical supply agreement, which will specify the terms of the Manufacturing and supply of Products by BioGenerics to Licensee or its designee to be used in non-clinical and Clinical Trials. The Parties shall negotiate in good faith and enter into a definitive written commercial supply agreement[***], which will specify the terms of the Manufacturing and supply of Products by BioGenerics to Licensee or its designee for commercial use (together with the clinical supply agreement, the “Manufacturing and Supply Agreements”). The Manufacturing and Supply Agreements shall be consistent with all of the terms and conditions in this Section 5.1, Exhibit 5.1 (Manufacturing and Supply by BioGenerics), and all other relevant provisions of this Agreement, and shall be agreements to supply all of Licensee’s, its Affiliates’ and Sublicensees’ requirements for the Products in the Territory and contain customary market terms including, without limitation, [***].

(b) Regulatory Filings for Manufacturing. BioGenerics shall be solely responsible for the preparation and submission of all Regulatory Filings with respect to the Manufacture of the Products provided to Licensee pursuant to this Section 5.1, including without limitation with respect to the use of any Third Party to Manufacture and supply the Products. Licensee shall provide BioGenerics any cooperation reasonably requested by BioGenerics in

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connection with any such Regulatory Filings, and BioGenerics shall [***].

5.2 Licensee Manufacturing Option (a). Licensee shall have the option to obtain the right to Manufacture Product in Japan for Development and/or Commercialization in the Territory (the “Manufacturing Option”), which Licensee may exercise on a Product-by-Product basis at any time during the Term, by providing to BioGenerics written notice thereof.

(a) Grant of License. Upon the effective date of Licensee’s exercise of the Manufacturing Option, BioGenerics shall grant to Licensee the license to Manufacture or have Manufactured the applicable Product(s) set forth in Section 2.1(b) (Manufacturing License to Licensee), and shall disclose to Licensee, pursuant to a schedule to be included in the Technology Transfer Agreement, the BioGenerics Know-How that is necessary to Manufacture the Products in the Field;

(b) Process Development. BioGenerics shall be responsible for any and all Process Development reasonably necessary for Licensee, its Affiliates and Sublicensees to Manufacture, Develop, or Commercialize the Products or to support Regulatory Approval in the Territory;

(c) Technology Transfer Agreement. As soon as reasonably practicable, but no later than six (6) months after Licensee’s exercise of the Manufacturing Option [***], the JPMC shall agree on a process for, and prepare a schedule pertaining to the implementation of, the technology transfer of BioGenerics Know-How necessary for Licensee to Manufacture or have Manufactured the applicable Product, and the Parties shall execute an agreement thereon (the “Technology Transfer Agreement”). The Technology Transfer Agreement shall specify, among other items, [***]; and

(d) Supply by Licensee. If Licensee is Manufacturing Product pursuant to this Section 5.2 (Licensee Manufacturing Option) (which Manufacturing for purposes of this Section 5.2(d) [***]), and the Parties mutually agree that BioGenerics will purchase Product Manufactured by Licensee, BioGenerics may purchase Product Manufactured by Licensee[***] for sale in markets outside of the Territory, the Parties shall negotiate in good faith and enter into a separate definitive written Licensee manufacturing and supply agreement. Such Licensee manufacturing and supply agreement shall contain customary market terms including, without limitation, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3 Manufacturing Subcontracting. Subject to Section 2.2 (Sublicense Rights), Licensee may perform any activities in support of its Manufacturing of Products through subcontracting to a Third Party contractor or contract manufacturing organization; provided that: (a) none of the rights of BioGenerics hereunder is materially adversely affected as a result of such subcontracting; (b) any such Third Party subcontractor to whom Licensee discloses Confidential Information has entered into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 11 (CONFIDENTIALITY); (c) Licensee will retain or obtain ownership or a license of any and all intellectual property (and patent rights covering such intellectual property) made by such Third Party in performing such manufacturing services for Licensee that are necessary for the development, manufacturing, and/or commercialization of Products; and (d) Licensee shall at all times be responsible for the performance of such subcontractor.

5.4 Records. The Parties shall, and shall require its Affiliates, subcontractors and sublicensees to, maintain records of all work conducted by such Party in furtherance of the Manufacture of Products and all results, Information, and developments made in conducting such activities in accordance with Applicable Laws. Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

6. COMMERCIALIZATION.

6.1 Efforts. Licensee shall be responsible for the Commercialization of Products, and, as between the Parties, shall book all sales of Products in the Territory in the Field. Licensee shall use Commercially Reasonable Efforts to Commercialize the Products in the Territory in accordance with the Commercialization Plan and terms of this Agreement. Subject to the requirements of Section 12.5 (Termination for Material Breach) including the requirement of providing written notice and the entitlement of a cure period, if Licensee does not comply in any material way (including all materials aspects of the Commercialization Plan) with the obligations set forth in this Section 6.1 with respect to a Product in a country in the Territory, BioGenerics shall have the right to terminate the rights granted to Licensee under Section 2.1 (License Grants) with respect to such Product in such applicable country, and Section 12.7 (Consequences of Expiration or Termination) shall apply with respect to such Product in such country.

6.2 Commercialization Plan.

(a) Not later than three [***] after submission of Regulatory Filings for each Product in each country of the Territory, Licensee will provide to the JCC for review its initial Commercialization Plan for each Product for each country in the Territory. Such initial Commercialization Plan will describe Licensee’s plans for activities to be conducted for such Product for such country. Each Commercialization Plan shall include the details of obligations to be performed by Licensee to achieve the specific activities that are applicable to the stage of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Commercialization (e.g., pre-launch, launch planning, launch, or post-launch) of the applicable Product during the time period covered by such Commercialization Plan and subsequent time periods.

(b) Prior to the First Commercial Sale for such Product in such country, Licensee will provide to the JCC for review an updated Commercialization Plan for such Product for such country. Such updated Commercialization Plan will include, but not be limited to, Licensee’s updated plans for activities to be conducted for such Product for such country prior to launch as well as activities to be conducted in connection with such launch.

(c) Promptly after each anniversary of the First Commercial Sale of such Product during the Term, Licensee will provide to the JCC for review updated Commercialization Plans for such Product for such country. Such further updated Commercialization Plan will include, but not be limited to, Licensee’s plans for Commercialization activities for such Product and such country for the twelve (12) month period following the date of delivery of such Commercialization Plan.

No Commercialization Plan may be implemented by Licensee if [***]. Each Commercialization Plan shall be consistent with and shall not contradict the terms of this Agreement [***], and in the event of any inconsistency between the Commercialization Plan and this Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, if a [***], Licensee shall [***] and shall promptly [***].

6.3 Trademarks.

(a) Product Trademark; Licensee Trademark. Subject to Section 6.3(d) (Use of BioGenerics Trademarks), each Product, including without limitation all packaging, promotional materials, package inserts, and labeling for such Product, shall bear one or more Trademark(s) that pertain specifically to such Product chosen and owned by Licensee (“Product Trademark”) and to the extent allowed by Applicable Laws, the Licensee Trademark.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Global Brand Trademark. Licensee shall have the option[***] to use one or more Trademark(s) Controlled by BioGenerics that pertain specifically to a particular Product outside of the Territory for such Product in the Territory (the “Global Brand Trademark”) in place of using the Product Trademark under Section 6.3(a) (Product Trademark; Licensee Trademark). Such Global Brand Trademark may be used on all Products in the Territory including without limitation all packaging, promotional materials, package inserts, and labeling for such Product.

(c) Trademark Prosecution and Maintenance. Licensee shall [***] be responsible for filing, prosecuting and maintaining, including without limitation searching and policing, any and all Product Trademarks and Licensee Trademarks, and conducting litigation with respect thereto. BioGenerics shall [***] be responsible for filing, prosecuting and maintaining, including without limitation searching and policing, any and all Global Brand Trademarks and BioGenerics Trademarks, and conducting litigation with respect thereto.

(d) Use of BioGenerics Trademark. To the extent allowed by Applicable Laws, at BioGenerics’ request, each Product, including without limitation all packaging, promotional materials, package inserts, and labeling for such Product, shall bear the BioGenerics Trademark as set forth in this Section 6.3(d). Subject to the terms and conditions of this Agreement, BioGenerics hereby grants to Licensee a non-exclusive, royalty-free license, under the BioGenerics Trademarks and, subject to Licensee’s option under Section 6.3(b) (Global Brand Trademark), under the Global Brand Trademarks, with the right to grant sublicenses in accordance with Section 2.2 (Sublicense Rights), throughout the Territory, to use and display the BioGenerics Trademarks in connection with the Commercialization of each Product in the Field throughout the Territory, as provided under and in accordance with this Section 6.3. All representations of the BioGenerics Trademark(s) that Licensee so uses, if intended to be disclosed to Third Parties and not previously approved by BioGenerics, will first be submitted to BioGenerics for approval[***], and BioGenerics will have [***] to review and approve each such representation of the BioGenerics Trademark(s). [***]. Licensee shall not use any BioGenerics Trademark outside the scope of this Agreement, and shall not knowingly take any action that would materially adversely affect the value of any BioGenerics Trademark. BioGenerics shall retain the right to monitor the quality of the goods on or with which any BioGenerics Trademark is used solely to the extent necessary to maintain BioGenerics’ Trademark rights. For clarity, should Applicable Laws only permit one Trademark (i.e. Licensee Trademark or BioGenerics Trademark) on the Products, that Trademark shall be Licensee Trademark.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) Packaging. BioGenerics shall be responsible for filling Product into syringes or vials and labeling of such Product, with a label or package design provided by Licensee, until such time that Licensee has exercised the Manufacturing Option and such Manufacturing for purposes of this Section 6.3(e) has commenced and includes the manufacture of Formulated Bulk. For the avoidance of doubt, packaging, shipping, novel administration devices and other such costs will be borne by Licensee. In case that Licensee exercises the Manufacturing Option for a Product, then Licensee shall be responsible for all packaging and labeling of each Product Manufactured by Licensee, its Affiliates or Sublicensees after completion of the technology transfer from BioGenerics to Licensee, its Affiliates or Sublicensees. [***].

7. PAYMENT OBLIGATIONS.

7.1 Payment Structure. In consideration for the rights granted to Licensee under this Agreement, Licensee shall pay BioGenerics the amounts set forth in Exhibit 7.1 (Payment Structure).

7.2 Reports and Payments. During the Term following the First Commercial Sale of any Product, within [***] after the end of each Calendar Quarter, Licensee shall pay to BioGenerics royalty and other fees payable for such Calendar Quarter and shall provide a report showing, on a Product-by-Product and country-by-country basis:

(a) the gross amount invoiced for and the Net Sales during such Calendar Quarter reporting period, including without limitation the specific deductions applied in the calculation of such Net Sales amounts;

(b) the royalties and other fees payable in Dollars which shall have accrued hereunder with respect to such Net Sales;

(c) the rate of exchange used by Licensee in determining the amount of Dollars payable hereunder.

If no royalty or other payment is due for any period hereunder, Licensee shall so report. Licensee shall keep, and shall require its Affiliates and Sublicensees to keep (all in accordance with GAAP), complete and accurate records in sufficient detail to properly reflect the Net Sales and to enable the royalties and other fees payable hereunder to be determined for a period of at least five (5) Calendar Years or as otherwise necessary to permit the audits contemplated under Section 7.7 (Audit Request).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.3 Sublicensing. In the event Licensee grants a sublicense under Section 2.2 (Sublicense Rights) to a Sublicensee to offer to sell or sell Products in the Territory such sublicenses shall require the Sublicensee to account for and report its Net Sales of such Product on the same basis as if such sales were Net Sales of such Product by Licensee, and Licensee shall pay royalties on such sales as if the Net Sales of the Sublicensees were Net Sales of Licensee.

7.4 Currency of Payment. All payments to be made under this Agreement shall be made in Dollars. Net Sales made in foreign currencies shall be converted into Dollars using [***].

7.5 Accounting.

(a) Licensee shall determine Net Sales with respect to the Products using its standard accounting procedures, consistent with GAAP, as if the Products were solely owned products of Licensee, except as specifically provided in this Agreement. In the case of amounts to be determined by Third Parties (for example, Net Sales by Sublicensees), such amounts shall be determined in accordance with GAAP in effect in the country in which such Third Party is engaged. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the definition of Net Sales. The Parties agree that, where such changes are economically material to BioGenerics, adjustments shall be made to compensate BioGenerics in order to preserve the same economics as are reflected under this Agreement under Licensee’s accounting procedures in effect prior to such change. Where the change is or would be material to BioGenerics, Licensee shall provide an explanation of the proposed change and an accounting of the effect of the change on the relevant revenue, cost, or expense category.

(b) In the event of the payment or receipt of non-cash consideration in connection with the performance of activities under this Agreement, Licensee shall advise BioGenerics of such transaction, including without limitation Licensee’s assessment of the fair market value of such non-cash consideration and the basis therefor. Such transaction shall be accounted for on a cash equivalent basis, as mutually agreed by the Parties in good faith.

7.6 Withholding Tax. Licensee shall bear any and all taxes required to be paid on amounts due to BioGenerics, and Licensee shall not be entitled to deduct such payments from such amounts payable to BioGenerics under Section 7.1 (Payment Structure). For clarity, amounts due to BioGenerics under Section 7.1 shall be based on amounts due to BioGenerics prior to any deduction as a result of taxes payable by Licensee. BioGenerics shall reasonably cooperate Licensee to facilitate appropriate proceedings required by tax authorities in the Territory relating to the payments hereunder.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.7 Audit Request. Each Party shall, at its expense (except as provided below), have the right to audit during regular business hours the books and records maintained by the other Party to determine with respect to any Calendar Year, the accuracy of any report or payment made or expense charged by one Party to the other under this Agreement in the [***] preceding Calendar Years. If a Party desires to audit such records, it shall engage an independent, certified public accountant reasonably acceptable to the other Party, to examine such records under conditions of confidentiality. Such accountant shall be instructed to provide to the auditing Party a report verifying any report made or payment submitted or expense charged by the other Party during such period, but shall not disclose to the auditing Party any Confidential Information of the other Party not necessary therefor. The expense of such audit shall be borne by the auditing Party; provided, however, that, if an error of more than five percent (5%) is discovered, then such expenses shall be paid by the other Party. If such accountant concludes that additional payment amounts were owed or additional expenses were charged to the auditing Party during any period, the other Party shall pay such payment amount (including without limitation interest thereon pursuant to Section 7.8 (Interest) from the date such amounts were payable) within thirty (30) days after the date the auditing Party delivers to the other Party such accountant’s written report so concluding, unless such other Party notifies the auditing Party of any dispute regarding the audit and commences proceedings under Article 14 (DISPUTE RESOLUTION) within thirty (30) days after delivery of the accountant’s report (in which case the payment shall be delayed until conclusion of the proceeding). Such auditors shall not be paid on a contingency basis.

7.8 Interest. Licensee shall pay BioGenerics interest on any payments that are not paid on or before the date such payments are due under this Agreement at [***].

8. INTELLECTUAL PROPERTY AND INVENTIONS.

8.1 Intellectual Property. Except as otherwise expressly set forth in this Agreement, neither Party grants any right, title, or interest in any Patent, Information, Trademark, or other intellectual property right Controlled by such Party to the other Party.

8.2 Disclosure. Each Party shall promptly disclose to the other Party any Inventions that it or its employees, sublicensees, Affiliates, independent contractors or agents solely or jointly make, conceive, reduce to practice, author, or otherwise discover.

8.3 Ownership of Inventions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) Sole Inventions. All Inventions made, conceived, reduced to practice, or otherwise discovered solely by employees, independent contractors, or agents of either Licensee or BioGenerics, or their respective Affiliates or sublicensees, excluding any such Inventions owned solely by BioGenerics pursuant to Section 8.3(c) (BioGenerics Inventions), shall be solely owned by such Party. Patents and Patent Applications covering Inventions that are solely owned by BioGenerics shall be included in the BioGenerics Patent Rights. Patents and Patent Applications covering solely Inventions that are solely owned by Licensee shall be included in the Licensee Patent Rights.

(b) Joint Inventions. All Inventions made, conceived, reduced to practice, or otherwise discovered by employees, independent contractors, or agents of each of Licensee and BioGenerics, or their respective Affiliates or sublicensees, excluding any such Inventions owned solely by BioGenerics pursuant to Section 8.3(c) (BioGenerics Inventions), shall be owned jointly by the Parties (“Joint Inventions”). Each Party shall own an undivided one-half (1/2) interest in each such Joint Invention, and all Patents and Patent Applications claiming it and other intellectual property rights therein, and, with no duty of accounting to the other Party, shall have the right to practice such Joint Invention and grant licenses under such Party’s interest in such Patents and Patent Applications and other intellectual property rights in such Party’s interest in such Joint Inventions without the consent of the other Party. BioGenerics’ interest in any Patents and Patent Applications covering Joint Inventions shall be included in the BioGenerics Patent Rights, and Licensee’s interest in any Patents and Patent Applications covering Joint Inventions shall be included in the Licensee Patent Rights.

(c) BioGenerics Inventions. Notwithstanding Sections 8.3(a) (Sole Inventions) and Section 8.3(b) (Joint Inventions), as between the Parties, BioGenerics shall solely own all right, title, and interest in and to all Inventions that claim, cover, or relate to (i) [***], and all Patents and Patent Applications claiming them and all other intellectual property rights therein, including without limitation all rights to enforce such Patents and Patent Applications (“BioGenerics Inventions”). BioGenerics shall be responsible, at its sole expense and discretion (subject to Section 8.4 (Individual Patent Filings)), and if necessary with the cooperation of Licensee [***], for the preparation, filing, prosecution, and maintenance of Patents and Patent Applications claiming such Inventions as set forth in Section 8.4. BioGenerics Inventions covering Inventions under subsection (i) above shall be included in the BioGenerics Patent Rights; provided, however, that Inventions related to [***] shall be included in the BioGenerics Patent Rights [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Ownership Disputes. The [***] shall attempt in good faith to resolve any disputes arising hereunder regarding ownership of Inventions, Patents and any other intellectual property. In the event the [***] is unable to resolve such dispute within thirty (30) days after its receipt of notice of the dispute, the dispute resolution procedure set forth in Article 14 (Dispute Resolution) shall apply.

(e) Assignment and Perfection of Interests. Without additional consideration, each Party hereby assigns to the other Party such of its right, title, and interest in and to any Inventions, Patents, and Patent Applications claiming them, and all other intellectual property rights therein, and shall require its sublicensees and Affiliates, and all independent contractors, employees, or agents of such Party, its Affiliates, or its sublicensees to so assign to the other Party such of their right, title, and interest in and to them, as is necessary to effectuate the allocation of right, title, and interest in and to Inventions as set forth in this Section 8.3. Each Party shall, and shall cause its sublicensees and Affiliates, and all independent contractors, employees, and agents of such Party, its Affiliates, or its sublicensees to, cooperate with the other Party and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect the other Party’s right, title, and interest in and to Inventions, Patents, and Patent Applications and other intellectual property rights thereon or therein as such other Party has pursuant to this Section 8.3. If a Party is unwilling or unable to execute any such agreements, instruments, and documents, it hereby appoints the other Party as its attorney-in-fact, which shall be coupled with an interest, to execute the same on its behalf. [***].

(f) License. Licensee shall and hereby does grant to BioGenerics the non-exclusive, perpetual, irrevocable license (with full rights to grant sublicenses through multiple tiers), under any Grant-Back IP, to develop, make, use, sell, offer to sell, and import any Products outside of the Territory.

8.4 Individual Patent Filings. Each Party will, to the maximum extent practicable, strive to separate any claims within Patents and Patent Applications that claim Inventions into separate Patents and Patent Applications consisting of claims that claim solely BioGenerics owned Inventions, solely Licensee owned Inventions, or solely Joint Inventions.

(a) Solely Owned Inventions. BioGenerics shall have sole discretion and responsibility to prepare, file, prosecute, and maintain any and all Patents and Patent Applications solely claiming Inventions within the BioGenerics Patent Rights and any and all other Patents and Patent Applications within the BioGenerics Patent Rights, and shall be responsible for [***] proceedings. Licensee shall have sole discretion and responsibility to prepare, file, prosecute, and maintain any and all Patents and Patent Applications solely claiming Inventions within the Licensee Patent Rights, and shall be responsible for [***] proceedings. The Parties shall file any such Patent Application outside of the United States before any oral, written, or electronic disclosure of the Inventions claimed therein to maintain the validity of such Patents and Patent Applications. At

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

least sixty (60) days prior to the contemplated filing date of any Patent Application in the Territory claiming its solely-owned Invention, each Party shall [***], [***], and [***], and shall [***] with respect to such Patent Application. Licensee shall [***] pursuant to this Section 8.4(a) for Patents and Patent Applications within the Licensee Patent Rights, and BioGenerics shall [***] pursuant to this Section 8.4(a) for Patents and Patent Applications within the BioGenerics Patent Rights.

(b) Opt-In Rights. If a Party elects, in any country, not to file or not to continue to prosecute and thereby abandon a Patent or Patent Application within the patent rights licensed to the other Party in the Territory, or not to maintain and thereby abandon such a Patent or Patent Application, without the intent to file a continuing or divisional filing or an equivalent thereof or upon advice of patent counsel to optimize the overall patent protection on Products or Process Development, such Party (the “Opting Out Party”) shall notify the other Party (the “Opting In Party”) not less than ninety (90) days before any relevant deadline, and thereafter such Opting In Party shall have the right, but not the obligation, to pursue, [***] preparation, filing, prosecution, and maintenance of such Patent or Patent Application; provided, however, that the Opting In Party provides the Opting Out Party with [***] at least thirty (30) days prior to the proposed submission date and such Opting Out Party determines[***] that any such submission will not prejudice any other Patents and Patent Applications of such Opting Out Party.

8.5 Joint Patent Filings. With respect to all Patents and Patent Applications claiming Joint Inventions, but not solely owned Inventions, (the “Joint Patent Rights”), BioGenerics shall have the first right, but not the obligation, to file, prosecute, maintain, and defend such Joint Patent Rights on behalf of both Parties (the “Responsible Party”). At least sixty (60) days prior to the contemplated filing of any Joint Patent Right, BioGenerics shall submit a substantially completed draft of such Joint Patent Right to Licensee for its approval, which shall not be unreasonably withheld, delayed, or conditioned]. Except as set forth in this Section 8.5, below, the Parties shall [***], pursuant to [***] ([***]). If BioGenerics does not wish to file, prosecute, or maintain any Joint Patent Right or maintain or defend such a Joint Patent Right in a particular country, it shall grant Licensee any necessary authority to file, prosecute, and maintain such Joint Patent Right or maintain or defend such Joint Patent Right in the name of both Parties if Licensee so requests. If either Party elects [***], it shall so notify the other Party, in which case the other Party may proceed with respect to such Joint Patent Right in its own name [***]. In such case, the [***] shall [***] such Joint Patent Right [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.6 Defense of Infringement Claims by Third Parties.

(a) In the event of the institution or threatened institution of any suit by a Third Party against Licensee for infringement involving the Development, Manufacture (only if Licensee has exercised the Manufacturing Option), or Commercialization of the Product in the Territory, Licensee shall have the right to defend such suit at its own expense and shall be responsible for all damages incurred as a result thereof. BioGenerics hereby agrees to assist and cooperate with Licensee, at Licensee’s reasonable request, and Licensee shall reimburse BioGenerics any reasonable, documented, out-of-pocket costs incurred in connection therewith. Licensee shall solely control the defense of such a claim and shall also have the right to control settlement of such claim; provided, however, that any such settlement shall not adversely affect BioGenerics’ rights or interests without BioGenerics’ prior written consent, which shall not be unreasonably withheld, delayed, or conditioned. Subject to such control, BioGenerics may join any defense and settlement pursuant to this Section 8.6 with its own counsel at its sole cost.

(b) In the event of the institution or threatened institution of any suit by a Third Party against BioGenerics for infringement involving the development, manufacture, or commercialization of the Product in the Territory, BioGenerics shall have the right to defend such suit at its own expense and shall be responsible for all damages incurred as a result thereof. Licensee hereby agrees to assist and cooperate with BioGenerics, at BioGenerics’ reasonable request, and BioGenerics shall reimburse Licensee any reasonable, documented, out-of-pocket costs incurred in connection therewith. BioGenerics shall solely control the defense of such a claim and shall also have the right to control settlement of such claim; provided, however, that any such settlement shall not adversely affect Licensee’s rights or interests without Licensee’s prior written consent, which shall not be unreasonably withheld, delayed, or conditioned. Subject to such control, Licensee may join any defense and settlement pursuant to this Section 8.6 with its own counsel at its sole cost.

(c) If such Third Party asserts that a patent or other intellectual property right owned by it is infringed by the manufacture or commercialization of the Product in the Territory by both of the Parties, then the Parties shall meet and confer, and both Parties shall have the sole right to defend against any such assertions with respect to its activities at its respective sole cost. Regardless of which Party is the defending Party (or if both Parties are a defending Party), the defending Party shall seek and reasonably consider the other Party’s comments before determining the strategy for such matter. Without limiting the foregoing, the defending Party shall keep the other Party advised of all material communications and actual and prospective filings or submissions regarding such action, and shall provide the other Party copies of and an opportunity to review and comment on any such communications, filings and submissions. Each Party shall keep the other reasonably informed of all claims and actions governed by this Section 8.6.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.7 Enforcement Actions Against Third Parties.

(a) If either Party learns of an infringement, unauthorized use, misappropriation, ownership claim, threatened infringement, or other similar claim by a Third Party with respect to the BioGenerics Patent Rights in the Territory, such Party shall promptly notify the other Party in writing and shall promptly provide such other Party with available evidence of such infringement or other such claim.

(b) BioGenerics shall have the first right, but not the obligation, to institute an infringement suit or take other appropriate action against such Third Party in the Territory. If BioGenerics does not secure actual cessation of such infringement or institute an infringement proceeding (which may include sending a cease and desist letter if appropriate), against an offending Third Party with respect to infringement of such BioGenerics Patent Rights as a result of the development, manufacture, commercialization or use of a product that is competitive with a Product in the Field in the Territory (“Enforcement Action”), BioGenerics shall notify Licensee of such determination as soon as reasonably practicable but in any case no later than sixty (60) days of learning of such infringement. Upon receipt of such notice or absent such notice within such sixty (60) days, Licensee shall have the right at its sole discretion to institute an Enforcement Action in the name of either or both Parties. Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including without limitation consenting to being named as a nominal party thereto).

(c) The costs and expenses of any such Enforcement Action (including without limitation fees of attorneys and other professionals) shall be borne [***]. Any award paid by Third Parties as a result of such an Enforcement Action (whether by way of settlement or otherwise) shall be applied [***].

9. REPRESENTATIONS, WARRANTIES, AND COVENANTS.

9.1 Mutual Representations and Warranties. Each Party represents and warrants to the other, as of the Effective Date, as follows:

(a) such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) the execution and delivery of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (i) such Party’s certificate of incorporation or bylaws, (ii) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (iii) any requirement of any Applicable Laws, or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

(c) this Agreement is a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms and conditions;

(d) such Party is not under any obligation, contractual or otherwise, to any person or entity that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder;

(e) to such Party’s knowledge, all of its employees, officers, contractors, and consultants have executed agreements requiring assignment to such Party of all inventions made during the course of and as a result of their association with such Party and obligating each such employee, officer, contractor, and consultant to maintain as confidential the Confidential Information of such Party; and

(f) neither such Party, nor any of its employees, officers, subcontractors or consultants who have rendered or will render services relating to the Products: (i) has ever been debarred or is subject or debarment or convicted of a crime for which an entity or person could be debarred under 21 U.S.C. Section 335a or its foreign equivalent or (ii) has ever been under indictment for a crime for which a person or entity could be debarred under any such provision.

9.2 Additional Representations, Warranties, and Covenants of BioGenerics. BioGenerics hereby represents, warrants, and covenants to Licensee that:

(a) as of the Effective Date, BioGenerics is entitled to grant the rights and licenses granted to Licensee as set forth in this Agreement;

(b) BioGenerics has not granted in the Territory as of the Effective Date, and will not grant during the Term, any right or license in or to any of the BioGenerics Patent Rights in the Territory that is in conflict with the rights or licenses granted to Licensee under this Agreement;

(c) to the actual knowledge of BioGenerics it has not granted in the Territory as of the Effective Date, and will not knowingly grant during the Term, any right or license in or to any of the BioGenerics Know-How in the Territory that is in conflict with the rights or licenses granted to Licensee under this Agreement;

(d) BioGenerics has not granted any liens or security interests to the BioGenerics Know-How or BioGenerics Patent Rights other than under any licenses or sublicenses;

(e) all BioGenerics Know-How and BioGenerics Patent Rights existing as of the Effective Date are Controlled by BioGenerics;

(f) BioGenerics has not received, with respect to the BioGenerics Know-How or BioGenerics Patent Rights, any written notice of infringement or misappropriation or any other written communication relating to an alleged infringement or misappropriation of any patent rights or any know-how Controlled by a Third Party;

(g) All inventors named in the BioGenerics Patent Rights have assigned their entire right, title and interest in and to the inventions claimed in such BioGenerics Patent Rights to BioGenerics, and to the actual knowledge of BioGenerics, the inventors listed are correct;

(h) BioGenerics has not received any claims or assertions in writing regarding the inventorship of the BioGenerics Patent Rights alleging that additional or alternative inventors ought to be listed; and

(i) [***].

9.3 Additional Representations, Warranties, and Covenants of Licensee. Licensee hereby represents, warrants, and covenants to BioGenerics that:

(a) as of the Effective Date, Licensee is entitled to grant the rights and licenses granted to BioGenerics as set forth in this Agreement; and

(b) Licensee has not granted in the Territory as of the Effective Date, and will not grant during the Term, any right or license in or to any of the Licensee Patent Rights or Grant-Back IP that is in conflict with the rights or licenses granted to BioGenerics under this Agreement.

9.4 Additional Covenants of the Parties (a). Each Party hereby covenants to the other Party that:

(a) if, during the Term such Party has reason to believe that it or any of its employees, officers, subcontractors, or consultants rendering services relating to the Product: (a) is or will be debarred or convicted of a crime under 21 U.S.C. Section 335a or its foreign equivalent, or (b) is or will be under indictment under any such provision, then such Party shall immediately notify the other Party in writing; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) all of such Party’s employees and officers involved in development of the Products shall be obligated to assign to such Party all Inventions and to maintain as confidential any and all Confidential Information.

9.5 Covenant Not to Challenge Patents. Licensee hereby covenants: (a) not to challenge the validity, scope, or enforceability of or otherwise oppose any Patent or Patent Application included in the BioGenerics Patent Rights or any foreign counterparts thereof; (b) that it shall include in all of its sublicense agreements the obligation binding on the Sublicensee under such sublicense agreement not to challenge the validity, scope, or enforceability of or otherwise oppose any such Patent or Patent Application; (c) that is shall include provisions in all sublicense agreements providing that, if the Sublicensee challenges the validity, scope, or enforceability of or otherwise opposes any such Patent or Patent Application, Licensee may terminate its sublicense agreement with such Sublicensee; and (d) if any such Sublicensee challenges the validity, scope, or enforceability of or otherwise opposes any such Patent or Patent Application, Licensee shall terminate such sublicense agreement, and such Sublicensee shall no longer have any rights under any such Patent or Patent Application. In the event that all or any portion of this Section 9.5 is invalid, illegal, or unenforceable, then the Parties will use their best efforts to replace the invalid, illegal, or unenforceable provision(s) with valid, legal, and enforceable provision(s).

10. INDEMNIFICATION AND INSURANCE.

10.1 BioGenerics’ Right to Indemnification. Licensee shall indemnify, defend, and hold harmless BioGenerics and its Affiliates, and their respective officers, directors, employees, agents, and their respective successors, heirs and assigns and representatives (the “BioGenerics Indemnitees”), from and against any and all damages, losses, suits, proceedings, liabilities, costs (including without limitation reasonable legal expenses, costs of litigation and reasonable attorney’s fees), or judgments, whether for money or equitable relief, of any kind (“Damages”) resulting from Third Party claims or actions, to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness, or wrongful intentional acts or omissions of Licensee, its Affiliates, and/or its Sublicensees and its or their respective directors, officers, employees, and agents, in connection with Licensee’s performance of its obligations or exercise of its rights under this Agreement; (b) any breach by Licensee of any obligation, representation, warranty, or covenant in this Agreement; (c) the Development, Commercialization, transfer, importation or exportation, Manufacture (only if manufactured by Licensee in the Territory), labeling, handling or storage, or use of, or exposure to, any Product by or for Licensee or any of its Affiliates, Sublicensees, agents, and contractors in the Territory; and (d) the failure to comply with Applicable Law by Licensee, or any of its Affiliates, Sublicensees, agents, or subcontractors; except in any such case for Damages to the extent reasonably attributable to any BioGenerics Indemnitee (i) having committed an act or acts of negligence, recklessness, or willful misconduct; (ii) having failed to materially comply with Applicable Laws; (iii) having materially breached this Agreement; or (iv) to the extent such Damages result from or arise out of any act or omission for which BioGenerics is found to have an indemnity obligation under Section 10.2 Licensee’s Right to Indemnification).

10.2 Licensee’s Right to Indemnification. BioGenerics shall indemnify, defend, and hold harmless Licensee and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives (the “Licensee Indemnitees”), from and against any and all Damages resulting from Third Party claims or actions, to the extent arising out of or relating to, directly or indirectly: (a) the negligence, recklessness, or wrongful intentional acts or omissions of BioGenerics and its Affiliates and its or their respective directors, officers, employees, and agents, in connection with BioGenerics’ performance of its obligations or exercise of its rights under this Agreement; (b) any breach by BioGenerics of any obligation, representation, warranty, or covenant set forth in this Agreement; (c) the development, commercialization, transfer, importation or exportation, Manufacture, labeling, handling or storage, or use of, or exposure to, any Product by BioGenerics or any of its Affiliates, Sublicensees, agents, and contractors outside of the Territory; (d) [***] by BioGenerics or any of its Affiliates, sublicensees, agents, and contractors inside or outside of the Territory, and (e) the failure to comply with Applicable Laws by BioGenerics, or any of its Affiliates, agents, or subcontractors; except in any such case for Damages to the extent reasonably attributable to any Licensee Indemnitee (i) having committed an act or acts of negligence, recklessness or willful misconduct; (ii) having failed to materially comply with Applicable Laws; (iii) having materially breached this Agreement; or (iv) to the extent such Damages result from or arise out of any act or omission for which Licensee is found to have an indemnity obligation under Section 10.1 (BioGenerics’ Right to Indemnification).

10.3 Process for Indemnification. A claim to which indemnification applies under Section 10.1 (BioGenerics’ Right to Indemnification) or Section 10.2 (Licensee’s Right to Indemnification) shall be referred to herein as an “Indemnification Claim”. If a party (collectively, the “Indemnitee”) intends to claim indemnification under Section 10.1 or Section 10.2, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of the Indemnification Claim as described in this Section 10.3 above, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner that would have an

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

adverse effect on the Indemnitee’s interests, without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld, delayed, or conditioned. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 11 (CONFIDENTIALITY).

10.4 Insurance. During the Term and for [***] years thereafter, each Party shall maintain, at its sole expense, such types and amounts of insurance coverage as is appropriate and customary in the biopharmaceutical industry in light of the nature of the activities to be performed by such Party hereunder.

11. CONFIDENTIALITY.

11.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Article 11 or otherwise agreed in writing, each Party hereby agrees that, during the Term and for ten (10) years thereafter, it shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as explicitly provided for in this Agreement any confidential and proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party or otherwise received or accessed by a Party under this Agreement [***], including, but not limited to, any trade secrets, know-how, Product specifications, formulae, processes, techniques and information relating to a Party’s past, present and future marketing, financial, and research and development activities for any product of the other Party and the pricing thereof (collectively, “Confidential Information”). Notwithstanding the foregoing, any Confidential Information that constitutes a trade secret shall not be subject to such ten (10) year term, but shall continue to be subject to the obligations of confidentiality and non-use set forth in this Agreement for as long as such Confidential Information remains a trade secret under New York law (including New York’s version of the Uniform Trade Secrets Act if and when adopted). The terms and conditions of this Agreement shall be deemed to be Confidential Information of each Party. In addition, and notwithstanding the foregoing, if, under Article 8 (INTELLECTUAL PROPERTY AND INVENTIONS), Information relating specifically to inventions and discoveries are to be owned by one Party, such Information shall be deemed to be Confidential Information of such Party, even if such Information is initially generated and disclosed by the other Party. Notwithstanding the foregoing, Confidential Information shall not include that portion of Information or materials that a Party can demonstrate by contemporaneous written records:

(a) is already lawfully known to such Party, other than under an obligation of confidentiality at the time of disclosure by the other Party as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by such Party;

(b) is generally available to the public or otherwise part of the public domain at the time of its disclosure to such Party;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) becomes generally available to the public or otherwise part of the public domain after its disclosure to such Party and other than through any act or omission of such Party or its Affiliates in violation of this Agreement;

(d) is independently developed by such Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

(e) is lawfully disclosed to such Party, other than under an obligation of confidentiality, by a Third Party who had no obligation not to disclose such information to others;

[***].

11.2 Degree of Care; Permitted Use. Each Party shall take reasonable steps to maintain the confidentiality of the Confidential Information of the other Party, which steps shall be no less protective than those steps that such Party takes to protect its own Information and materials of a similar nature, but in no event less than a reasonable degree of care. Neither Party shall use or permit the use of any Confidential Information of the other Party except for the purposes of carrying out its obligations or exercising its rights under this Agreement, and neither Party shall copy any Confidential Information of the other Party except as may be reasonably useful or necessary for such purposes. All Confidential Information of a Party, including without limitation all copies and derivations thereof, is and shall remain the sole and exclusive property of the disclosing Party and subject to the restrictions provided for herein. Neither Party shall disclose any Confidential Information of the other Party other than to [***].

11.3 Authorized Disclosure. Notwithstanding Section 11.1 (Confidentiality; Exceptions) and Section 11.2 (Degree of Care; Permitted Use), each Party may disclose Confidential Information of other Party:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) in its publicly-filed financial statements or other public statements pursuant to Applicable Laws, regulations, and stock exchange rules or otherwise disclosed pursuant to Applicable Law; provided, that [***];

(b) to the extent it is required to be disclosed in response to a valid order by a court or other governmental body and provided that [***];

(c) to the extent it is required to be disclosed in connection with any legal or regulatory requirements or obligations, including without limitation SEC filings or Regulatory Filings, provided that [***];

(d) to Regulatory Authorities to facilitate the issuance of Regulatory Approvals for a Product; provided that reasonable measures shall be taken to assure confidential treatment of such Confidential Information;

(e) [***]

(f) to Third Parties in connection with such Party’s efforts to secure financing or enter into strategic partnerships, [***].

11.4 Publications.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) In the event either Party proposes a publication or presentation to a Third Party that includes Confidential Information relating to a Product in the Field in the Territory, or which otherwise includes Confidential Information of the other Party, such Party shall first submit to [***] an early draft of such publication or presentation, whether they are to be presented orally or in written form, prior to submission for publication or presentation. [***] shall review such proposed publication or presentation in order to avoid the unauthorized disclosure of its Confidential Information and to preserve the patentability of Inventions and shall, as soon as reasonably possible, inform such Party if its proposed publication or presentation:

(i) contains Confidential Information of the other Party, in which case such Party shall delete such Confidential Information from its proposed publication or presentation; or

(ii) could be expected to have a material adverse effect on any Patent or Information of the other Party, then such Party shall delay such proposed publication or presentation sufficiently long to permit the timely preparation and first filing of Patent Application(s) on the Information involved.

(b) This Section 11.4 shall not apply to any disclosures pursuant to Section 11.3 (Authorized Disclosure).

11.5 Press Release. Neither Party shall issue any press release relating to this Agreement without obtaining the other Party’s prior written approval, which approval shall not be unreasonably withheld, delayed, or conditioned.

11.6 Irreparable Injury. The Parties acknowledge that either Party’s breach of this Article 11 would cause the other Party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the nonbreaching Party may seek injunctive relief, whether preliminary or permanent, in addition to any other remedies it may have at law or in equity[***].

12. TERM AND TERMINATION.

12.1 Term. The term of this Agreement shall commence on the Effective Date and, unless sooner terminated or extended as specifically provided in this Article 12, shall continue in effect on a Product-by-Product and country-by-country basis until the tenth (10th) anniversary of the receipt of Regulatory Approval for the applicable Product in each country in the Territory (the “Term”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.2 Extension of Term. If this Agreement has not been earlier terminated with respect to a particular country in the Territory and Licensee is Manufacturing a Product in such country pursuant to Section 5.2 (Licensee Manufacturing Option) prior to the tenth (10th) anniversary of the receipt of Regulatory Approval for such Product for such country, at Licensee’s sole and exclusive option, the Term shall be renewed for an additional three (3) years with respect to such country (the “Renewal Period”). Thereafter, at Licensee’s sole and exclusive option, for as long as this Agreement has not been earlier terminated with respect to a particular country in the Territory and Licensee is still Manufacturing a Product in such country pursuant to Section 5.2 (Licensee Manufacturing Option), the Term shall continue to be renewed for additional Renewal Periods with respect to such country. If Licensee has not exercised its Manufacturing Option, then the Term may only be extended for additional three (3) years periods on a Product-by-Product and country-by-country basis, upon mutual written consent of the Parties, based upon the JSC’s approval of a Commercialization Plan for the applicable Product for the applicable country in the year immediately preceding the tenth (10th) anniversary of the receipt of Regulatory Approval for such Product for such country or in the year immediately preceding the third year of a Renewal Period.

12.3 Termination by Licensee. Licensee shall have the right to terminate this Agreement on a Product-by-Product and country-by-country basis only as set forth in Exhibit 12.3 (Licensee Opt-Out Rights).

12.4 Termination by BioGenerics. BioGenerics shall have the right to terminate this Agreement, at any time, immediately upon written notice to Licensee in the event that Licensee or any of its Affiliates challenges in a court of competent jurisdiction, the validity, scope or enforceability of, or otherwise opposes, any Patent included in the BioGenerics Patent Rights. If a Sublicensee of Licensee or its Affiliate challenges the validity, scope or enforceability of or otherwise opposes any Patent included in the BioGenerics Patent Rights under which such Sublicensee is sublicensed, then Licensee or its Affiliate, as applicable, shall, upon written notice from BioGenerics, terminate such sublicense. Licensee and each of its Affiliates shall include without limitation provisions in all agreements under which a Third Party obtains a license under any Patent included in the BioGenerics Patent Rights providing that, if the Sublicensee challenges the validity or enforceability of or otherwise opposes any such Patent under which the Sublicensee is sublicensed, then Licensee may terminate such sublicense agreement with such Sublicensee, and Licensee shall, upon request by BioGenerics, enforce such right if such Sublicensee breaches such restriction.

12.5 Termination for Material Breach. If either Party believes the other Party is in breach of this Agreement, it may give notice of such breach to the other Party, which other Party shall have sixty (60) days in which to remedy any such material breach, or thirty (30) days in the case of breach (whether material or not) of any payment obligation hereunder; provided, however, if the breach (excluding payment obligations) cannot be reasonably cured within such time period, Licensee shall not be in breach or default of this Agreement if Licensee commences to cure the breach within such time period and in good faith continues to cure the breach, but in no event shall such time period be extended beyond one hundred eighty (180) days. If such alleged breach is not remedied in the time period set forth above, the nonbreaching Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement upon written notice to the other Party. In the event of a dispute regarding any payments due and owing hereunder, all undisputed amounts shall be paid when due, and the balance, if any, shall be paid promptly after settlement of the dispute, including without limitation any accrued interest thereon.

12.6 Termination upon Insolvency. To the extent permitted under Applicable Law, either Party may terminate this Agreement if, at any time, the other Party (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets, (b) proposes a written agreement of composition or extension of its debts, (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within forty-five (45) days after the filing thereof, (d) proposes or is a party to any dissolution or liquidation, or (e) makes an assignment for the benefit of its creditors.

12.7 Consequences of Expiration or Termination.

(a) Consequences of Expiration or Termination of this Agreement with Respect to One Product in a Country but Not in the Entire Territory. Upon expiration of this Agreement under Section 12.1 (Term) with respect to a Product in a country (but not all countries in a Territory), or early termination of this Agreement pursuant to Section 12.3 (Termination by Licensee) with respect to a Product in a country (but not all countries in a Territory):

(i) the licenses granted to Licensee pursuant to Section 2.1 (License Grants) and Section 6.3 (Trademarks) with respect to such Product shall terminate in such terminated or expired country, except as otherwise necessary to conduct the activities expressly set forth in Section 12.7(a)(ii) and/or Section 12.7(a)(viii);

(ii) promptly after the effective date of such termination or expiration, Licensee shall commence winding down its Development, Commercialization, and Manufacturing (subject to Section 12.7(a)(viii)) activities for such Product for such country under the oversight of the JSC, and shall use best efforts to complete any and all such Development, Commercialization, and Manufacturing (subject to Section 12.7(a)(viii)) activities within three (3) months after the effective date of such termination or expiration;

(iii) Licensee shall disclose to BioGenerics all Inventions Controlled by Licensee relating to such Product, including without limitation any Inventions relating to or useful for the development, manufacturing, or commercialization of such Product;

(iv) Licensee shall and hereby does grant to BioGenerics, effective as of the effective date of such termination or expiration, the exclusive, perpetual, royalty-bearing, irrevocable license (with full rights to grant sublicenses through multiple tiers), under any Grant-Back IP to develop, make, use, sell, offer to sell, and import such Product in such country. Any royalties due under this Section 12.7(a)(iv) shall be paid in accordance with Exhibit 12.3(D) (Additional Obligations) in the case of Licensee opt-out pursuant to Section 12.3 or Exhibit 12.7(e) (Licensee Expiration or Termination Rights), in the case of expiration pursuant to Section 12.1, in either case, with respect to Net Sales by BioGenerics, its Affiliates or sublicensees for such expired or terminated Product in the expired or terminated country in the Territory, as the case may be;

(v) Licensee shall and hereby does assign, at its cost, and shall cause its Affiliates (as applicable) to assign, to BioGenerics, effective as of the effective date of such termination or expiration, all of Licensee’s (or its Affiliate’s) rights, title and interests in and to the Product Trademark for such Product and all relevant applications and registrations, and all intellectual property rights and other rights and goodwill with respect thereto in such terminated or expired country. Each Party shall execute and deliver or shall cause its Affiliates (as applicable) to execute and deliver to the other Party all documents that are necessary to fulfill the obligations set forth in this Section 12.7(a)(v);

(vi) Licensee shall assign to or permit access by BioGenerics or BioGenerics’ designee its entire right in all clinical and related study data based on use or research on such Product and all Regulatory Filings and Regulatory Approvals relating to such Product in such terminated or expired country, and shall provide assistance to BioGenerics or its designee to become the holder of such Regulatory Approvals;

(vii) Licensee shall promptly notify BioGenerics of any and all agreements between Licensee (and/or its Affiliates) and Third Parties with respect to the conduct of Development and/or Manufacturing activities for any and all Products terminated. At BioGenerics’ request, which request shall be made within three (3) months after the expiration or termination of this Agreement, Licensee shall utilize Commercially Reasonable Efforts to assign (or cause its Affiliates to assign) to BioGenerics, and BioGenerics shall have the right, but not the obligation, to assume, any and all agreements between Licensee (and/or its Affiliates) and Third Parties with respect to the conduct of Development and/or Manufacturing activities for such Product in such terminated or expired country, including without limitation agreements with contract research organizations, clinical sites and investigators, that relate to Clinical Trials in support of Regulatory Approvals in such country(ies), unless such agreement (A) expressly prohibits such assignment, (B) covers clinical trials for products in addition to the Products, (C) covers Products in a country or countries in respect of which this Agreement has not been terminated or expired, or (D) is required to be maintained by Licensee in order for Licensee to comply with its obligations to supply Products during any Additional Supply Period set forth in Exhibit 12.3 (Licensee Opt-out Rights), provided that Licensee shall utilize Commercially Reasonable Effort to assign such agreement to BioGenerics promptly after such Additional Supply Period. In all cases (A)–(D), Licensee shall cooperate with BioGenerics in all reasonable respects to facilitate the execution of a new agreement between the BioGenerics and the Third Party; and

(viii) if Licensee is Manufacturing such Product for such terminated or expired country pursuant to Section 5.2 (Licensee Manufacturing Option) (which Manufacturing for purposes of this Section 12.7(a) [***]), prior to the effective date of such termination or expiration, then Licensee shall continue to supply BioGenerics in a timely manner with its requirements for such Product in such country during any Additional Supply Period set forth in Exhibit 12.3 (Licensee Opt-out Rights), and promptly following the effective date of such termination or expiration, Licensee shall provide to BioGenerics any and all documentation and/or data Controlled by Licensee as of the effective date of such termination or expiration relating to the Manufacture of such Product for such terminated or expired country.

(b) Consequences of Expiration or Termination of this Agreement with Respect to One Product in Entire Territory. Upon expiration of this Agreement under Section 12.1 (Term) with respect to a Product in all countries in a Territory (but not this Agreement in its entirety), or early termination of this Agreement pursuant to Section 12.3 (Termination by Licensee) with respect to a Product in all countries in a Territory (but not this Agreement in its entirety):

(i) the licenses granted to Licensee pursuant to Section 2.1 (License Grants) and Section 6.3 (Trademarks) with respect to such Product shall terminate in the Territory, except as otherwise necessary to conduct the activities expressly set forth in Section 12.7(b)(iii) and/or Section 12.7(b)(ix);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) Licensee shall return to BioGenerics within three (3) months of the effective date of such expiration or termination any and all BioGenerics Know-How or Confidential Information of BioGenerics transferred to Licensee under this Agreement, that relates to such Product and not to Products for which this Agreement has not expired or been terminated;

(iii) promptly after the effective date of such termination or expiration, Licensee shall commence winding down its Development, Commercialization, and Manufacturing (subject to Section 12.7(b)(ix)) activities for such Product under the oversight of the JSC, and shall use best efforts to complete any and all such Development, Commercialization, and Manufacturing (subject to Section 12.7(b)(ix)) activities within three (3) months after the effective date of such termination or expiration;

(iv) Licensee shall disclose to BioGenerics all Inventions Controlled by Licensee relating to such Product, including without limitation any Inventions relating to or useful for the development, manufacturing, or commercialization of such Product;

(v) Licensee shall and hereby does grant to BioGenerics, effective as of the effective date of such termination or expiration, the exclusive, worldwide, royalty-bearing, perpetual, irrevocable license (with full rights to grant sublicenses through multiple tiers), under any Grant-Back IP to develop, make, use, sell, offer to sell, and import such Product in the Territory. Any royalties due under this Section 12.7(b)(v) shall be paid in accordance with Exhibit 12.3(D) (Additional Obligations) in the case of Licensee opt-out pursuant to Section 12.3 or Exhibit 12.7(e) (Licensee Expiration or Termination Rights), in the case of expiration pursuant to Section 12.1, in either case, with respect to Net Sales by BioGenerics, its Affiliates or sublicensees for such expired or terminated Product, as the case may be, in the Territory;

(vi) Licensee shall and hereby does assign, at its cost, and shall cause its Affiliates (as applicable) to assign, to BioGenerics, effective as of the effective date of such termination or expiration, all of Licensee’s (or its Affiliate’s) rights, title and interests in and to the Product Trademark for such Product and all relevant applications and registrations, and all intellectual property rights and other rights and goodwill with respect thereto. Each Party shall execute and deliver or shall cause its Affiliates (as applicable) to execute and deliver to the other Party all documents that are necessary to fulfill the obligations set forth in this Section 12.7(b)(vi);

(vii) Licensee shall assign to BioGenerics or BioGenerics’ designee its entire right in all clinical and related study data based on use or research on such Product and all Regulatory Filings and Regulatory Approvals relating to such Product, and shall provide assistance to BioGenerics or its designee to become the holder of such Regulatory Approvals;

(viii) Licensee shall promptly notify BioGenerics of any and all agreements between Licensee (and/or its Affiliates) and Third Parties with respect to the conduct of Development and/or Manufacturing activities for any and all Products terminated. At BioGenerics’ request, which request shall be made within three (3) months after the expiration or termination of this Agreement, Licensee shall utilize Commercially Reasonable Efforts to assign (or cause its Affiliates to assign) to BioGenerics, and BioGenerics shall have the right, but not the obligation, to assume, any and all agreements between Licensee (and/or its Affiliates) and Third Parties with respect to the conduct of Development and/or Manufacturing activities for such Product, including without limitation agreements with contract research organizations, clinical sites and investigators, that relate to Clinical Trials in support of Regulatory Approvals, unless such agreement (A) expressly prohibits such assignment, (B) covers Clinical Trials for products in addition to the Products, or (C) is required to be maintained by Licensee in order for Licensee to comply with its obligations to supply Products during any Additional Supply Period set forth in Exhibit 12.3 (Licensee Opt-out Rights), provided that Licensee shall utilize Commercially Reasonable Effort to assign such agreement to BioGenerics promptly after such Additional Supply Period. In all cases (A)–(C), Licensee shall cooperate with BioGenerics in all reasonable respects to facilitate the execution of a new agreement between the BioGenerics and the Third Party; and

(ix) if Licensee is Manufacturing such Product pursuant to Section 5.2 (Licensee Manufacturing Option) (which Manufacturing for purposes of this Section 12.7(b) [***]), prior to the effective date of such termination or expiration, then Licensee shall continue to supply BioGenerics in a timely manner with its requirements for such Product in the Territory during any Additional Supply Period set forth in Exhibit 12.3 (Licensee Opt-out Rights), and promptly following the effective date of such termination or expiration, Licensee shall provide to BioGenerics any and all documentation and/or data Controlled by Licensee as of the effective date of such termination or expiration relating to the Manufacture of such Product.

(c) Consequences of Expiration or Termination of this Agreement in its Entirety. Upon expiration of this Agreement under Section 12.1 (Term) with respect to all Products in all countries in the Territory, or early termination of this Agreement in its entirety pursuant to Section 12.4 (Termination by BioGenerics), Section 12.5 (Termination for Material Breach), or Section 12.6 (Termination upon Insolvency):

(i) the licenses granted to Licensee pursuant to Section 2.1 (License Grants) and Section 6.3 (Trademarks) shall terminate, except as otherwise necessary to conduct the activities expressly set forth in Section 12.7(c)(iii) and/or Section 12.7(c)(ix);

(ii) Licensee shall return to BioGenerics within three (3) months of the effective date of such expiration or termination any and all BioGenerics Know-How or Confidential Information of BioGenerics transferred to Licensee under this Agreement;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) promptly after the effective date of such termination or expiration, Licensee shall commence winding down its Development, Commercialization, and Manufacturing (subject to Section 12.7(c)(ix)) activities for all Products under the oversight of the JSC, and shall use best efforts to complete any and all such Development, Commercialization, and Manufacturing (subject to Section 12.7(c)(ix)) activities within three (3) months after the effective date of such termination or expiration;

(iv) Licensee shall disclose to BioGenerics all Inventions Controlled by Licensee, including without limitation any Inventions relating to or useful for the development, manufacturing, or commercialization of any and all Products;

(v) Licensee shall and hereby does grant to BioGenerics, effective as of the effective date of such termination or expiration, the exclusive, worldwide, royalty-bearing (only with respect to expiration pursuant to Section 12.1 (Term) or termination by Licensee for BioGenerics’ uncured material breach pursuant to Section 12.5 (Termination for Material Breach)), perpetual, irrevocable license (with full rights to grant sublicenses through multiple tiers), under any Grant-Back IP, to develop, make, use, sell, offer to sell, and import any and all Products in or for the Territory. Any royalties due under this Section 12.7(c)(v) shall be paid solely in accordance with Exhibit 12.7(e) (Licensee Expiration or Termination Rights), and solely in the case of (i) expiration pursuant to Section 12.1 or (ii) termination by Licensee for BioGenerics’ uncured material breach pursuant to Section 12.5, in both cases with respect to Net Sales by BioGenerics, its Affiliates, or sublicensees of Products in the Territory;

(vi) Licensee shall and hereby does assign, at its cost, and shall cause its Affiliates (as applicable) to assign, to BioGenerics, effective as of the effective date of such termination or expiration, all of Licensee’s (or its Affiliate’s) rights, title and interests in and to any and all Product Trademarks and all relevant applications and registrations, and all intellectual property rights and other rights and goodwill with respect thereto. Each Party shall execute and deliver or shall cause its Affiliates (as applicable) to execute and deliver to the other Party all documents that are necessary to fulfill the obligations set forth in this Section 12.7(c)(vi);

(vii) Licensee shall assign to BioGenerics or BioGenerics’ designee its entire right in all clinical and related study data based on use or research on any and all Products and all Regulatory Filings and Regulatory Approvals relating to any and all Products, and shall provide assistance to BioGenerics or its designee to become the holder of such Regulatory Approvals;

50

(viii) Licensee shall promptly notify BioGenerics of any and all agreements between Licensee (and/or its Affiliates) and Third Parties with respect to the conduct of Development and/or Manufacturing activities for any and all Products terminated. At BioGenerics’ request, which request shall be made within three (3) months after the expiration or termination of this Agreement, Licensee shall utilize Commercially Reasonable Efforts to assign (or cause its Affiliates to assign) to BioGenerics, and BioGenerics shall have the right, but not the obligation, to assume, any and all agreements between Licensee (and/or its Affiliates) and Third Parties with respect to the conduct of Development and/or Manufacturing activities for any and all Products, including without limitation agreements with contract research organizations, clinical sites and investigators, that relate to Clinical Trials in support of Regulatory Approvals, unless such agreement (A) expressly prohibits such assignment, (B) covers clinical trials for products in addition to the Products, or (C) is required to be maintained by Licensee in order for Licensee to comply with its obligations to supply Products during any Additional Supply Period set forth in Exhibit 12.3 (Licensee Opt-out Rights), provided that Licensee shall [***]. In both cases (A)–(C), Licensee shall cooperate with BioGenerics in all reasonable respects to facilitate the execution of a new agreement between the BioGenerics and the Third Party; and

(ix) except with respect to a termination of the Agreement by Licensee under Section 12.5 (Termination for Material Breach) due to BioGenerics’ uncured material breach, if Licensee is Manufacturing any Products pursuant to Section 5.2 (Licensee Manufacturing Option) (which Manufacturing for purposes of this Section 12.7(c) [***]), prior to the effective date of such termination or expiration, and in order for BioGenerics to smoothly continue the commercialization of Products, then Licensee shall, for a maximum period of two (2) years from the effective date of such termination or expiration, supply BioGenerics in a timely manner with its requirements for any and all such Products in the Territory. BioGenerics shall [***]. Additionally, promptly following the effective date of such termination or expiration, Licensee shall provide to BioGenerics any and all documentation and/or data that Controlled by Licensee as of the effective date of termination relating to the Manufacture of such Products;

(d) Expiration or termination of this Agreement for any reason shall not (i) release any Party from any obligation that has accrued prior to the effective date of such expiration or termination (including without limitation the obligation to pay amounts accrued and due under this Agreement prior to the effective date of such expiration or termination but that are unpaid or become payable thereafter (including without limitation any payments then accrued because the event has occurred but the payment is not yet due)), (ii) preclude any Party from claiming any other damages, compensation, or relief that it may be entitled to upon such expiration or termination, or (iii) terminate any right to obtain performance of any obligation provided for in this Agreement that shall survive expiration or termination

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) Upon expiration of this Agreement under Section 12.1 (Term), (i) with respect to a Product in a country (but not all countries in a Territory) under Section 12.7(a), (ii) with respect to a Product in all countries in a Territory (but not this Agreement in its entirety) under Section 12.7(b), or (iii) with respect to all Products in all countries in the Territory under Section 12.7(c); or upon termination of the Agreement by Licensee due to BioGenerics’ uncured material breach under Section 12.5 (Termination for Material Breach), with respect to a Product in a particular country or all countries, or with respect to all Products in all countries in the Territory, as the case may be, BioGenerics shall pay a residual royalty to Licensee only as set forth in Exhibit 12.7(e) (Licensee Expiration or Termination Rights).

12.8 General Surviving Obligations. The rights and obligations set forth in this Agreement shall extend beyond the expiration or termination of this Agreement only to the extent expressly provided for herein, or to the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. In the event of expiration or termination of this Agreement for any reason, the following provisions shall survive in addition to others specified in this Agreement to survive in such event: Section 2.1(c) (Generic Know-How License to Licensee), Section 2.4 (No Implied Rights or Licenses; Retained Rights), Section 4.9 (Notice of Communication with Regulatory Authorities), Section 4.10 (Trial Master File), Section 8.1 (Existing Intellectual Property), Section 8.2 (Disclosure), Section 8.3 (Ownership of Inventions), Section 8.4 (Individual Patent Filings), Section 8.5 (Joint Patent Filings), Section 8.6 (Defense of Infringement Claims by Third Parties), Section 12.7 (Consequences of Expiration or Termination) (as applicable), this Section 12.8, Exhibit 12.3 (Licensee Opt-out Option) (as applicable), Exhibit 12.7(e) (Licensee Expiration or Termination Rights), Article 1 (DEFINITIONS), Article 10 (INDEMNIFICATION AND INSURANCE), Article 11 (CONFIDENTIALITY) (for the period set forth in Section 11.1 (Confidentiality; Exceptions)), Article 13 (LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTY), Article 14 (DISPUTE RESOLUTION), and Article 15 (MISCELLANEOUS).

13. LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTY.

13.1 LIMITATION OF LIABILITY. EXCEPT IN THE CASE OF A BREACH OF ARTICLE 11 (CONFIDENTIALITY), AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER ARTICLE 10 (INDEMNIFICATION AND INSURANCE), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

13.2 DISCLAIMER OF WARRANTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS USED IN PRECLINICAL STUDIES OR CLINICAL TRIALS OR FOR COMMERCIAL USE, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS.

14. DISPUTE RESOLUTION.

14.1 Exclusive Dispute Resolution Mechanism. In the event that the Parties cannot reach agreement on a matter arising out of or in connection with this Agreement and any other agreement entered into pursuant hereto or in connection herewith (including without limitation matters relating to any Party’s rights and/or obligations hereunder and/or regarding the construction, interpretation, and enforceability of such agreements), the procedures set forth in this Article 14 shall be the exclusive mechanism for resolving any dispute, controversy, or claim in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party under this Agreement (collectively, “Disputes”) between the Parties or the JSC that may arise from time to time that cannot be resolved through good faith negotiation between the Parties, except as set forth in Section 14.4 (Preliminary Injunctions) and/or Section 14.5 (Patent Disputes) or unless otherwise set forth herein.

14.2 Resolution by Executive Officers. Except as otherwise provided in this Agreement, in the event of any Dispute, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within ten (10) Business Days after one Party provides notice to the other Party of such Dispute, either Party may, by written notice to the other Party, refer such Dispute to the other Party for attempted resolution by good faith negotiation within thirty (30) days after such notice is received. Such Disputes shall be referred to the executive officers for attempted resolution. In the event that any Dispute is not resolved under the foregoing provisions, each Party may, at its sole discretion, seek resolution of such Dispute in accordance with Section 14.3 (Arbitration), as applicable.

14.3 Arbitration.

(a) Except as set forth in Section 14.4 (Preliminary Injunctions) and/or Section 14.5 (Patent Disputes), or unless otherwise set forth herein, any Dispute that is not resolved pursuant to Section 14.2 (Resolution by Executive Officers) shall be [***] resolved by [***] arbitration pursuant to this Section 14.3.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Any such arbitration shall be conducted [***].

(c) Within ten [***] after receipt of an arbitration notice from a Party, the Parties shall attempt in good faith to agree on a single neutral arbitrator with relevant industry experience to conduct such arbitration. If the Parties do not agree on a single neutral arbitrator within ten (10) days after receipt of an arbitration notice[***].

(d) The decision or award of the arbitrator(s) shall be final, binding, and incontestable and may be used as a basis for judgment thereon in any jurisdiction. [***].

14.4 Preliminary Injunctions. Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction as provided in Section 15.12 (Governing Law; Jurisdiction) in order to prevent immediate and irreparable injury, loss, or damage [***].

14.5 Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the scope, construction, validity, and enforceability of any Patent or Patent Application in a country within the Territory shall be determined in a court or other

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

governmental authority of competent jurisdiction under the applicable patent laws of such country, as provided in Section 15.12 (Governing Law; Jurisdiction).

14.6 Confidentiality. All proceedings and decisions of the arbitrator(s) shall be deemed to be Confidential Information of each of the Parties, and shall be subject to Article 11 (CONFIDENTIALITY).

15. MISCELLANEOUS.

15.1 Agency. Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer, or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

15.2 Performance by Affiliates. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that each Party shall remain responsible for the performance of its Affiliates and shall course its Affiliates to comply with the provisions of this Agreement in connection with such performance.

15.3 Assignment. Licensee shall not have the right to assign this Agreement or any obligation of Licensee hereunder without the prior written consent of BioGenerics, except the cases of (a) in whole or in part, to any of its Affiliates, (b) to any purchaser of all or substantially all of its assets to which this Agreement relates, or (c) to any successor corporation resulting from any merger, consolidation, share exchange, or other similar transaction. BioGenerics shall not have the right to assign this Agreement or any obligation of BioGenerics hereunder without the prior written consent of Licensee, which shall not be unreasonably withheld, delayed, or conditioned, except that BioGenerics may assign this Agreement and the rights, obligations, and interests of BioGenerics, (a) in whole or in part, to any of its Affiliates, (b) to any purchaser of all or substantially all of its assets to which this Agreement relates, or (c) to any successor corporation resulting from any merger, consolidation, share exchange, or other similar transaction. This Agreement shall be binding upon and inure to the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 15.3 shall be void. Notwithstanding anything to the contrary in this Agreement, in the event of any such assignment, the intellectual property rights of the acquiring party (if other than one of the Parties to this Agreement) shall not be included in the intellectual property rights licensed to the other Party hereunder to the extent held by such acquirer prior to such transaction, or to the extent such intellectual property rights are developed outside the scope of activities conducted with respect to Products.

15.4 Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.5 Non-Solicitation. While Licensee is performing Development and/or Commercialization activities under this Agreement and for a period of two (2) years thereafter, neither Party shall, without the express written consent of the other Party, recruit, solicit, or induce any employee of the other Party who has performed activities under this Agreement to terminate his or her employment with such other Party. The foregoing provision shall not, however, restrict either Party or its Affiliates from advertising employment opportunities in any manner that does not directly target the other Party or its Affiliates or from hiring any persons who respond to such generalized public advertisements.

15.6 Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by epidemic, earthquake, riot, civil commotion, rebellion, insurrection, invasion, fire, acts of God, war, terrorist acts, strike, storm, flood, or governmental acts or restriction, or other cause that is beyond the reasonable control of the respective Party. The Party affected by such force majeure shall provide the other Party with all information relating thereto (including without limitation its best estimate of the likely extent and duration of the interference with its activities) as soon as reasonably and practically possible after its occurrence, and shall use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. In such event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event, including without limitation the possibility of the termination of this Agreement pursuant to Section 12.5 (Termination for Material Breach). Notwithstanding the foregoing, nothing in this Section 15.6 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

15.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally or by facsimile transmission (receipt verified), (b) five (5) days after mailed by registered or certified mail (return receipt requested), postage prepaid, or (c) three (3) days after sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to Licensee, addressed to:

Daiichi Sankyo Co., Ltd.

Nihonbashi Honcho 3-5-1, Chuo-ku, Tokyo

103-8426, Japan

Attn: [***]

Fax: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to BioGenerics, addressed to:	BioGenerics,Inc.
201 Redwood Shores Parkway, Suite 200
Redwood City, CA, USA 94065
Attn: Dennis M. Lanfear
Fax: +1-866-491-7350

With copies to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94062
Attn: Alan C. Mendelson
Fax: 650-463-2600

Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
Attn: John E. Wehrli
Fax: 858-523-5450

15.8 Amendment. No amendment, modification, or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

15.9 Waiver. The waiver by either Party of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

15.10 Counterparts; Electronic Delivery. This Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one Party but both such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

15.11 Construction. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders.

The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

15.12 Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, U.S.A., without regard to its or any other jurisdiction’s choice of law rules. [***].

15.13 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Laws, but, if any provision of this Agreement is held to be prohibited by or invalid under Applicable Laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

15.14 Compliance with Applicable Laws. Each Party will comply with all Applicable Laws in performing its obligations and exercising its rights hereunder. Nothing in this Agreement shall be deemed to permit Licensee to export, re-export, or otherwise transfer any Information transferred hereunder or Product(s) without complying with Applicable Laws.

15.15 No Re-Importation. Licensee will ensure that reasonable safeguards are put in place so that Products sold in the Territory are not, directly or indirectly, exported, or marketed, distributed, or sold, outside of the Territory. Licensee shall not, directly or indirectly, offer Products to any Third Party in a country outside the Territory that Licensee knows is going to, directly or indirectly, export such Products, or market, distribute, or sell such Products, outside of the Territory. If Licensee becomes aware that any of its customers has, directly or indirectly, imported Products into, exported Products to, or marketed, distributed, or sold Products in, any country outside of the Territory, or has reason to believe that a customer intends to, directly or indirectly, import Products, export Products to, or market, distribute, or sell Products, outside of the Territory, Licensee shall take reasonable actions to cause such customer to cease such import, export, marketing, distribution, or sales activities; if such customer does not cease such activities, then Licensee shall immediately cease sale or distribution of any and all Products to such customer, unless prohibited by Applicable Law.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.16 Entire Agreement of the Parties. This Agreement, including the exhibits attached hereto, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties, and cancels and supersedes any and all prior or contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including without limitation the CDA, and neither Party shall be liable or bound to the other Party with respect to the subject matter of this Agreement in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. To the extent that anything set forth in an exhibit attached hereto conflicts with the terms of this Agreement, the terms of this Agreement shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives as set forth below:

BIOGENERICS, INC.

By:	/s/ Dennis M. Lanfear
Name: Dennis M. Lanfear
Title: Chief Executive Officer

DAIICHI SANKYO COMPANY, LIMITED

By:	/s/ Joji Nakayama
Name: Joji Nakayama
Title: President and CEO

[Signature Page to License Agreement]

EXHIBIT 1.9

BIOGENERICS PATENT RIGHTS

EXHIBIT 1.10

BIOGENERICS TRADEMARKS

BioGenerics

EXHIBIT 1.61

OPTION PRODUCTS

[***]:	BioGenerics’ biosimilar version of Enbrel (etanercept)

[***]:	BioGenerics’ biosimilar version of [***]

[***]:	BioGenerics’ biosimilar version of Rituxan (rituximab)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.62

OPTION TERRITORY

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.72

PRODUCTS

[***]:	BioGenerics’ biosimilar version of Enbrel (etanercept)

[***]:	BioGenerics’ biosimilar version of Rituxan (rituximab)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.84

TERRITORY

Japan

Taiwan

South Korea

EXHIBIT 2.1(e)

BIOGENERICS KNOW-HOW DISCLOSURE SCHEDULE

[***] (ETANERCEPT BIOSIMILAR):

Timeline:	Item(s) Disclosed:

[***] following the [***]	[***]

[***] used for [***]

[***] including [***] with [***], [***], [***], [***], and [***]

[***] and [***]

[***] following the [***]	[***]

[***]

[***] including [***]

[***] following the [***]	[***]

[***]

[***]

[***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***] (RITUXIMAB BIOSIMILAR):

Timeline:	Item(s) Disclosed:

[***] following the [***]	[***] with [***]

[***] and [***]

[***] following the [***]	[***]

[***]

[***]

[***] including [***], [***], [***], and [***]

[***] following the [***]	[***]

[***]

[***]

[***]

[***]

[***] including [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 4.1

NON-CLINICAL STUDIES

[***] (ETANERCEPT BIOSIMILAR):

Study:

(a) [***] study in [***] with [***]

(b) [***] studies to [***] and [***] of [***]

(c) Any other additional non-clinical studies to [***]

[***] (RITUXIMAB BIOSIMILAR):

Study:

(a) [***] study in [***] with [***]

(b) [***] studies to [***] and [***] of a [***]

(c) Any other additional non-clinical studies to [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 5.1

MANUFACTURING AND SUPPLY BY BIOGENERICS

A.	Supply for Regulatory Filings in the Territory. For any Clinical Trials conducted by Licensee, its Affiliate or Sublicensee under a Regulatory Filing:

1.	BioGenerics will supply all required clinical materials, including placebo, for (a) bioequivalence trials and (b) Phase 1 Clinical Trials. In each case (a) and (b), BioGenerics will supply clinical Products at [***] for such trials for up to [***] patients to Licensee; provided, however, that Licensee will supply all innovator drug at [***]; and provided further, that Licensee will [***] for [***] required for such trials [***].

2.	BioGenerics will supply Product, as [***], and placebo for all other Clinical Trials conducted for Development purposes to Licensee at the [***] in connection with such supply of Product.

3.	BioGenerics shall supply Licensee with the Products and other materials described in Section A.1 and Section A.2 above as set forth below:

[***]: (etanercept): By [***]

[***]: (rituximab): By [***]

B.	Commercial Supply in the Territory. BioGenerics will supply Product, as [***], and placebo for Commercialization purposes, if any, to Licensee at the [***] in connection with such supply of Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 7.1

PAYMENT STRUCTURE

A.	Upfront License Payment. In partial consideration for the rights granted to Licensee under this Agreement, Licensee shall pay to BioGenerics a one-time, non-refundable, non-creditable payment of Ten Million Dollars ($10,000,000) within one (1) day after the Effective Date by wire transfer of immediately available funds into an account designated in writing by BioGenerics.

B.	Equity Investment. Within one (1) day after the Effective Date, Licensee shall purchase Twenty Million Dollars ($20,000,000) of Series B Preferred Stock of BioGenerics, pursuant to the terms and conditions of a stock purchase agreement substantially in the form attached hereto as Exhibit 7.1-B (Series B Preferred Stock Purchase Agreement) at Four Dollars and Eighteen and 41/100 Cents ($4.1841) per share.

C.	Royalties on Net Sales. In partial consideration for the rights granted to Licensee under this Agreement, including without limitation Patent and know-how licenses and other proprietary rights, Licensee shall pay BioGenerics non-refundable and non-creditable royalties as set forth in this Section C.

1.	Licensee shall pay BioGenerics a royalty rate based on aggregate Net Sales in the Territory on a Product-by-Product basis each Calendar Year, as follows:

Aggregate Net Sales by Product in such Calendar Year	Royalty Rate

[***]	[***]

[***]	[***]

[***]	[***]

For example, if the aggregate Net Sales for a Product in a Calendar Year is [***], then the royalty rate shall be [***].

2.	If BioGenerics is Manufacturing Product pursuant to Section 5.1 (Manufacturing by BioGenerics), Licensee shall pay BioGenerics [***], on a Product-by-Product basis.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

D.	Third Party Payments.

1.	In partial consideration for the rights granted to Licensee under this Agreement, including without limitation Patent and know-how licenses and other proprietary rights, Licensee shall pay any royalty payments[***] to the extent such payments arise from activities of Licensee or its Affiliates or Sublicensees in the Territory pursuant to this Agreement. The Parties shall each pay [***] or [***] to any other Third Party in consideration for [***] (payments to other Third Parties shall be referred to as the “Third Party Payments”) necessary to [***]; provided, however, that Licensee shall pay the Third Party Payments necessary to [***], unless [***].

2.	If Licensee is Manufacturing Product pursuant to Section 5.2 (Licensee Manufacturing Option), and the Parties mutually agree that BioGenerics will purchase Product Manufactured by Licensee[***] for sale in markets outside of the Territory, then [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ii

EXHIBIT 7.1-B

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

[To be added.]

EXHIBIT 12.3

LICENSEE OPT-OUT RIGHTS

A.	Opt-Out Prior to Commercialization. Licensee shall have the right to terminate the Agreement on a Product-by-Product and country-by-country basis only during the period of time specified below following the occurrence of each milestone (i) through (vi) as set forth in the table below (each period of time, an “Opt-out Window”), and, except for the case of (vi) below, only (a) if Licensee concludes, in good faith, that the Development and/or Commercialization of such Product or in such country is not commercially viable, (b) if Licensee concludes, in good faith, that there are material safety, efficacy or patient tolerability issues with such Product that cannot be remedied or overcome, or (c) if Licensee concludes, in good faith, that it would be difficult to Develop and/or Commercialize the Product in a country in the Territory due to its internal/portfolio reason.

Milestone		Opt-out Window

(i)	[***]	[***]

(ii)	[***]	[***]

(iii)	[***]	[***]

(iv)	[***]	[***]

(v)	[***]	[***]

(vi)	[***]	[***]

1.	For the avoidance of doubt, in each of (i) through (vi), Licensee may [***], and [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	The “Opt-out Date” with respect to this Section A shall be [***].

B.	Opt-Out During Commercialization. Licensee shall have the right to terminate the Agreement on a Product-by-Product and country-by-country basis [***] with [***] prior written notice to BioGenerics, and only if (a) Licensee concludes, in good faith, that Commercialization of such Product or in such country is not commercially viable, (b) if Licensee concludes, in good faith, that there are material safety, efficacy or patient tolerability issues with such Product that cannot be remedied or overcome, or (c) if Licensee concludes, in good faith, that it would be difficult to Develop and/or Commercialize the Product in a country in the Territory due to its internal/portfolio reason. The “Opt-out Date” with respect to this Section B [***].

C.	Additional Supply Periods. If Licensee is Manufacturing any Product (which Manufacturing for purposes of this Section C [***]) pursuant to Section 5.2 (Licensee Manufacturing Option) prior to the Opt-out Date for such Product, then Licensee shall utilize Commercially Reasonable Efforts to supply BioGenerics in a timely manner with BioGenerics’ requirements for such Product for the country(ies) in the Territory as to which this Agreement terminates for the additional period of time following the Opt-out Date as set forth in the table below (such additional period of time, the “Additional Supply Period”). BioGenerics shall [***] in connection with such supply of Product. Any Manufacturing of Product for BioGenerics by Licensee during the Additional Supply Period shall be addressed in a manufacturing and supply agreement between the Parties, which the Parties shall negotiate in good faith following the Opt-out Date. Notwithstanding the foregoing, Licensee shall not be obliged to supply the Product to BioGenerics if [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ii

Opt-out Trigger		Additional Supply Period

(i)	[***]	[***]

(ii)	[***]	[***]

(iii)	[***]	[***]

D. Additional Obligations.

1.	For clarity, Licensee shall comply with the obligations set forth in Section 12.7(a) (Consequences of Expiration or Termination of this Agreement with Respect to One Product in a Country but Not in the Entire Territory) or Section 12.7(b) (Consequences of Expiration or Termination of this Agreement with Respect to One Product in the Entire Territory), as applicable. For the purposes of Section 12.7, the Opt-out Date [***].

2.	For [***] following the Opt-out Date, Licensee may not Commercialize or Manufacture a product that is a biosimilar of the reference drug for the terminated Product(s) in the terminated country(ies).

3.	Following the Opt-out Date, BioGenerics shall pay Licensee a royalty rate based on Net Sales of the applicable Product in the applicable country, as follows:

Time Period	Royalty Rate

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

For the avoidance of doubt, the above royalties under this Section D.3 are exclusive in the case of Licensee opt-out, and no royalty shall be due under Exhibit 12.7(e) (Licensee Expiration or Termination Rights) with respect to any Product or any country in the Territory if a royalty with respect to such Product or country in the Territory under this Section D.3 is due.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

iii

EXHIBIT 12.7(e)

LICENSEE EXPIRATION OR TERMINATION RIGHTS

1.	Solely as provided by Section 12.7(e), BioGenerics shall pay Licensee a royalty rate based on Net Sales of the applicable Product in the applicable country, as follows:

Time Period	Royalty Rate

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

For the avoidance of doubt, the above royalties under this Exhibit 12.7(e) are exclusive, and no royalty shall be due under Exhibit 12.3(D) (Additional Obligations) with respect to any Product or country in the Territory if a royalty with respect to such Product or country in the Territory under this Exhibit 12.7(e) is due.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.